                                                                   Exhibit 10.72

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                         SECOND AMENDED AND RESTATED
                      AGREEMENT OF LIMITED PARTNERSHIP
                                     OF
                          MONTGOMERY CV REALTY L.P.

                                June 16, 2000

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                              TABLE OF CONTENTS

     4.3  Issuance of Additional Partnership Interests;

     11.2 Transfer of the General Partner's and the Company's Partnership

     12.3 Amendment of Agreement and Certificate of Limited Partnership. .52

     13.6 Termination of Partnership and Cancellation of Certificate
          of Limited Partnership . . . . . . . . . . . . . . . . . . . . .55
     13.7 Reasonable Time for Winding-Up . . . . . . . . . . . . . . . . .55
     13.8 Waiver of Partition. . . . . . . . . . . . . . . . . . . . . . .55

ARTICLE 14     Amendment of Partnership Agreement;

EXHIBIT A PARTNERS' CONTRIBUTIONS AND PARTNERSHIP INTERESTS
EXHIBIT B ALLOCATIONS OF PARTNERSHIP ITEMS
EXHIBIT C DESCRIPTION OF FLORIDA LAND
EXHIBIT D FORM OF NOTICE OF REDEMPTION
EXHIBIT E PROPERTIES TO WHICH SECTION 7.1A(3) IS APPLICABLE
EXHIBIT F FORM OF LETTER

        SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                     OF

                          MONTGOMERY CV REALTY L.P.

      This Second Amended and Restated Agreement of Limited Partnership of
Montgomery CV Realty L.P. (the "Partnership"), dated as of June 16, 2000, is entered into by and among CV GP L.P. ("CV GP"), a Delaware limited partnership, and the other parties whose names are set forth on Exhibit A attached hereto.

     WHEREAS the Partnership was formed pursuant to the Revised Uniform
Limited Partnership Act of the State of Delaware by filing, on May 29, 1997, a certificate of limited partnership with the Secretary of State of the State of Delaware and entering into the Agreement of Limited Partnership, as such agreement was amended and restated as of December 31, 1997 (the "Original
Agreement"); and

     WHEREAS, Montgomery CV Realty Trust ("CV Trust"), a Delaware business"
trust and wholly owned subsidiary of CV Reit, Inc., a Delaware corporation
("CV"), conveyed its general partner interest in the Partnership to CV in connection with the merger of CV Trust with and into CV, caused CV to be admitted to the Partnership as successor General Partner and withdrew as general partner of the Partnership.

     WHEREAS, CV assigned its general partner interest in the Partnership to
Kramont Realty Trust ("Kramont"), a Maryland real estate investment trust, in connection with the merger of CV with and into Kramont, caused Kramont to be admitted to the Partnership as successor General Partner and withdrew as general partner of the Partnership.

     WHEREAS, Kramont assigned its general partner interest in the
Partnership to Kramont Operating Partnership L.P. ("Kramont OP"), a Delaware
limited partnership, caused Kramont OP to be admitted to the Partnership as successor General Partner and withdrew as general partner of the Partnership.

     WHEREAS, Kramont OP assigned its general partner interest in the
Partnership to CV GP, caused CV GP to be admitted to the Partnership as successor General Partner and withdrew as general partner of the Partnership.

     WHEREAS, the Partners desire to continue the Partnership and to amend and to restate the Original Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby amend and restate the
Original Agreement in its entirety and agree as follows:

                                 ARTICLE 1.

                                Defined Terms

     The following definitions shall be applied for all purposes of this
Agreement, unless otherwise clearly indicated to the contrary:

     "Act" means the Delaware Revised Uniform Limited Partnership Act, as it
may be amended from time to time, and any successor to such statute.

     "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.3 and who is shown as such on the books and records of the Partnership.

     "Adjusted Capital Account Deficit" means with respect to any Partner, the negative balance, if any, in such Partner's Capital Account as of the end of any relevant fiscal year, determined after giving effect to the following adjustments:

          (a)  credit to such Capital Account any portion of such negative balance which such Partner (i) is treated as obligated to restore to the
Partnership pursuant to the provisions of section 1.704-1(b)(2)(ii)(c) of the
Regulations, or (ii) is deemed to be obligated to restore to the Partnership pursuant to the penultimate sentences of sections 1.704-2(g)(1) and
1.704-2(i)(5) of the Regulations; and

          (b)  debit to such Capital Account the items described in sections
1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Regulations.

     "Adjustment Factor" means 1.0 (as adjusted from time to time in accordance with this definition); provided that, in the event that Kramont
(i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (ii)
subdivides or splits its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision, or combination
(assuming for such purposes that such dividend, distribution, subdivision, or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption)
issued and outstanding on the record date for such dividend, distribution, subdivision, or combination.  Any adjustment to the Adjustment Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for the event giving rise thereto; it being intended that (x) adjustments to the Adjustment Factor are to be made in order to avoid unintended dilution or anti-dilution as a result of transactions in which Shares are issued, redeemed, or exchanged without corresponding issuance, redemption, or exchange of OP Units and (y) if a
Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, the Adjustment
Factor applicable to such redemption shall be adjusted to take into account such event.

     "Affiliate" means, (a) with respect to any individual Person, any member of the Immediate Family of such Person or a trust established for the benefit of such member, or (b) with respect to any Entity, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Entity.  For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms
"controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Second Amended and Restated Agreement of Limited
Partnership, as amended, modified, supplemented or restated from time to time, as the context requires.

     "Assignee" means a Person to whom one or more OP Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in
Section 11.5.

     "Available Cash" means, with respect to any applicable period of measurement, the excess, if any, during such period of:

          (a)  the gross cash receipts of the Partnership from all sources whatsoever, including, without limitation, the following:

               (i)  all rents, revenues, income, and proceeds derived by the
     Partnership from its operations, including, without limitation, distributions received by the Partnership from any Entity in which the
     Partnership has an interest;

               (ii)  all proceeds and revenues received by the Partnership on account of any sales of property of the Partnership or as a refinancing of or payments of principal, interest, costs, fees, penalties, or otherwise on account of any borrowings or loans made by the Partnership or financings or refinancings of any property of the Partnership;

               (iii)  the amount of any insurance proceeds and condemnation awards received by the Partnership;

               (iv)  all capital contributions or loans received by the
     Partnership;

               (v)  all cash amounts previously reserved by the Partnership, to the extent such amounts are no longer needed for the specific purposes for which such amounts were reserved;

               (vi)  the proceeds of liquidation of the Partnership's
     property in accordance with this Agreement; and

               (vii)  reductions in reserves not accompanied by cash
     expenditures;

     over (b) the sum of:

               (i)  all operating costs and expenses, including costs
     relating to tenant improvements, brokerage expenses, taxes, and other expenses of the Properties of the Partnership and capital expenditures made during such period (without deduction, however, for any capital expenditures, charges for Depreciation, or other expenses not paid in cash or expenditures from reserves;

               (ii)  all costs and expenses expended or paid during such
     period in connection with the sale or other disposition, or acquisition, financing or refinancing, of property of the Partnership or the recovery of insurance or condemnation proceeds;

               (iii)  all fees, if any, provided for under this Agreement;

               (iv)  all debt service, including principal and interest, paid during such period on all indebtedness (including under any line of credit) of the Partnership;

               (v)  all capital contributions, advances, reimbursements, or similar payments made to any Person in which the Partnership has an interest;

               (vi)  all loans made by the Partnership in accordance with the terms of this Agreement;

               (vii)  all reimbursements to the General Partner or its
     Affiliates during such period; and

               (viii)  any new reserves or increases in reserves reasonably determined by the General Partner to be necessary for working capital, acquisitions, capital improvements, payments of periodic expenditures, debt service, or other purposes for the Partnership or any Person in which the Partnership has an interest.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

     "Capital Account" means with respect to any Partner, the Capital Account maintained for such Partner in accordance with section 1.704-1(b) of the
Regulations and the following provisions:

          a.   to each Partner's Capital Account there shall be credited (i)
such Partner's Capital Contributions, (ii) such Partner's distributive share of Net Income and any items in the nature of income or gain which are specially allocated to such Partner pursuant to Paragraphs 1 and 2 of Exhibit
B, and (iii) the amount of any Partnership liabilities assumed by such
Partner or which are secured by any asset distributed to such Partner;

          b.   to each Partner's Capital Account there shall be debited (i)
the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, (ii) such Partner's distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated to such Partner pursuant to Paragraphs 1 and 2 of Exhibit B, and (iii) the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any asset contributed by such Partner to the Partnership; and

          c.   in the event all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it related to the transferred Partnership Interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with sections
1.704-1(b) and 1.704-2 of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations.  In the event the
General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto
(including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed assets or which are assumed by the Partnership, the General Partner or any Limited Partner) are computed in order to comply with such Regulations, the General Partner may make such modification; provided that it does not have an adverse effect on the amounts distributable to any Partner pursuant to Article 13 upon the dissolution of the Partnership. Pursuant to Regulations section 1.704-1(b)(2)(iv)(f) and (h)
and after giving effect to Section 2.1, but before giving effect to the remainder of Article 4, the balance in the Capital Account of each of the
Trust and the Original Limited Partner shall equal zero.

     "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents, or the Gross Asset Value of property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Article
4.

     "Cash Amount" means an amount of cash equal to the Value on the
Specified Redemption Date of the Shares Amount.

     "Certificate" means the Certificate of Limited Partnership of the
Partnership filed in the office of the Delaware Secretary of State, as amended or restated from time to time in accordance with the terms hereof and the Act.

     "Charter" means the Declaration of Trust (or other instrument serving a similar function) of Kramont, as amended and restated from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder.
Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Company" means Kramont, a Maryland real estate investment trust.

     "Contributed Property" means each property or other asset, in such form as may be permitted by the Act, contributed or deemed contributed to the
Partnership by any Partner (including any deemed contributions to the
Partnership on termination and reconstitution thereof pursuant to Regulations promulgated under section 708 of the Code).

     "Depreciation" means, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation, depletion, amortization, or other cost recovery deduction, as the case may be, allowed or allowable for Federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that except as otherwise provided in the
Regulations, if there is a difference between the Gross Asset Value
(including the Gross Asset Value, as increased pursuant to paragraph 1 of the definition of Gross Asset Value) and the adjusted tax basis of such asset at the beginning of such fiscal year or other period, Depreciation for such asset shall be an amount that bears the same ratio to the beginning Gross
Asset Value of such asset as the Federal income tax depreciation, depletion, amortization, or other cost recovery deduction for such fiscal year or other period bears to the beginning adjusted tax basis of such asset; provided, further, that if the Federal income tax depreciation, depletion, amortization, or other cost recovery deduction for such asset for such fiscal year or other period is zero, Depreciation of such asset shall be determined with reference to the beginning Gross Asset Value of such asset using any reasonable method selected by the General Partner.

     "Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, cooperative, association or other entity.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time (or any corresponding provisions of succeeding laws).

     "Florida Land" means the property described in Exhibit C.
     "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

     "General Partner" means CV GP or its successors as the general partner of the Partnership from time to time.

     "General Partner Interest" means a Partnership Interest held by the
General Partner, in its capacity as general partner.  A General Partner
Interest may be expressed as a number of OP Units.

     "Gross Asset Value" means, with respect to any asset of the Partnership, such asset's adjusted basis for Federal income tax purposes, except as follows:

          1.   the initial Gross Asset Value of any asset contributed by a
Partner to the Partnership shall be the gross fair market value of such asset, without reduction for liabilities, as determined by the contributing
Partner and the Partnership on the date of contribution thereof (as reflected on Exhibit A, as such Exhibit may be amended from time to time);

          2.   if the General Partner reasonably determines that an
adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted in accordance with sections 1.704-1(b)(2)(iv)(f) and (g) of the Regulations to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the General Partner, as of the following times:

               a.   a Capital Contribution (other than a de minimis Capital
Contribution) to the Partnership by a new or existing Partner as consideration for a Partnership Interest; or

               b.   the distribution by the Partnership to a Partner of more
than a de minimis amount of Partnership assets as consideration for the repurchase of a Partnership Interest; or

               c.   the liquidation of the Partnership within the meaning of
section 1.704-1(b)(2)(ii)(g) of the Regulations;

          3.   the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets without reduction for liabilities, as reasonably determined by the General Partner as of the date of distribution; and

          4.   the Gross Asset Values of Partnership assets shall be
increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining
Capital Accounts pursuant to section 1.704-1(b)(2)(iv)(m) of the Regulations
(as set forth in Exhibit B); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (4) to the extent that the General
Partner reasonably determines that an adjustment pursuant to paragraph (2)
above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (4).

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership's assets for purposes of computing Net Income and Net Loss.

     "Immediate Family" means, with respect to any individual, such individual's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, stepchildren, sons-in-law, and daughters-in-law or any trust solely for the benefit of any of the foregoing family members whose sole beneficiaries include the foregoing family members.

     "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability, or entry of an order, judgment, or decree by a court of competent jurisdiction adjudicating such Partner incompetent to manage such Partner's person or estate; (ii) as to any corporation which is a
Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner.  For purposes of this definition, bankruptcy of a
Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization, or other relief under any bankruptcy, insolvency, or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency, or similar law now or hereafter in effect has been entered against the Partner; (c) the
Partner executes and delivers a general assignment for the benefit of the
Partner's creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b), above; (e) the Partner seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator for the Partner or for all or any substantial part of the Partner's properties; (f) any proceeding seeking liquidation, reorganization, or other relief of or against such Partner under any bankruptcy, insolvency, or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver, or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety
(90) days after the expiration of any such stay.

     "Indemnitee" means (i) any Person made a party to a proceeding by reason of (A) such Person's status as (1) the General Partner or an Affiliate thereof, (2) a director, trustee, officer, manager or general partner of the
Partnership or the General Partner (or an Affiliate thereof), or (3) in the case of a director, trustee, officer, manager or general partner of any other
Entity, each Person serving in such capacity at the request of the
Partnership or the General Partner, or (B) such Person's liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the
Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the
Partnership has assumed or taken assets subject to); and (ii) such other
Persons (including Affiliates of the General Partner or the Partnership) as
the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

     "Kramont" shall mean Kramont Realty Trust, a Maryland real estate investment trust, and the general partner of Kramont OP.

     "Lien" means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, or right of first offer or first refusal and any other right or interest of others of any kind or nature, actual or contingent, or other encumbrance of any nature whatsoever.

     "Limited Partner" means any Person named as a Limited Partner in Exhibit
A attached hereto, as such Exhibit may be amended from time to time, or any
Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a limited partner of the Partnership.  All Partners other than the General Partner (in its capacity as General Partner) are Limited
Partners.  For purposes of any vote of the Limited Partners in connection with any merger, consolidation, or conversion involving the Partnership
(except as provided in the definition of "Qualifying Limited Partner
Interest"), the Limited Partners shall be treated as a single class or group.

     "Limited Partner Interest" means a Partnership Interest of a Limited
Partner in the Partnership representing a fractional part of the Partnership
Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.  A Limited Partner Interest may be expressed as a number of OP Units.

     "Liquidating Event" has the meaning set forth in Section 13.1.

     "Liquidator" has the meaning set forth in Section 13.2.

     "Master Agreement" means the Definitive Master Agreement dated as of
September 19, 1997, among CV Reit, Inc., Montgomery CV Trust, Drexel Realty,
Inc., and certain other Persons, as amended.

     "Meshon" means Louis P. Meshon, Sr.

     "Net Income" or "Net Loss" means, for each fiscal year or other applicable period, an amount equal to the Partnership's taxable income or loss for such year or period as determined for Federal income tax purposes by the General Partner, determined in accordance with section 703(a) of the Code
(for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to section 703(a) of the Code shall be included in taxable income or loss), adjusted as follows: (a) by including as an item of gross income any tax-exempt income received by the Partnership and not otherwise taken into account in computing Net Income or Net Loss; (b) by treating as a deductible expense any expenditure of the Partnership described in section 705(a)(2)(B) of the Code (or which is treated as a section
705(a)(2)(B) expenditure pursuant to section 1.704-1(b)(2)(iv)(i) of the
Regulations) and not otherwise taken into account in computing Net Income or
Net Loss, including amounts paid or incurred to organize the Partnership
(unless an election is made pursuant to section 709(b) of the Code) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of
Partnership property disallowed pursuant to sections 267(a)(1) or 707(b) of the Code as expenditures described in section 705(a)(2)(B) of the Code; (c)
by taking into account Depreciation in lieu of depreciation, depletion, amortization, and other cost recovery deductions taken into account in computing taxable income or loss; (d) by computing gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for Federal income tax purposes by reference to the Gross
Asset Value of such property rather than its adjusted tax basis; (e) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to sections 1.704-1(b)(2)(iv)(e), (f), and (g) of the Regulations,
by taking into account the amount of such adjustment as if such adjustment represented additional Net Income or Net Loss pursuant to Exhibit B; and (f)
by not taking into account in computing Net Income or Net Loss items separately allocated to the Partners pursuant to Paragraphs 1 and 2 of
Exhibit B and Sections 4.1 and 7.3B.

     "Nonrecourse Deductions" has the meaning set forth in sections
1.704-2(b)(1) and 1.704-2(c) of the Regulations.

     "Nonrecourse Liabilities" has the meaning set forth in section
1.704-2(b)(3) of the Regulations.

     "OP Unit" means a fractional, undivided share of the Partnership
Interests of all Partners issued pursuant to Sections 4.1, 4.2 and 4.3.  The number of OP Units outstanding and the Percentage Interests in the
Partnership represented by such OP Units are set forth in Exhibit A, as such
Exhibit may be amended from time to time.  The ownership of OP Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time.  The General Partner may reflect on any such certificate any transfer or other restriction, forfeitability risk, or similar matter that pertains to the OP Units evidenced thereby.

     "Partner" means a General Partner or a Limited Partner, and "Partners"
means the General Partner and the Limited Partners collectively.

     "Partner Minimum Gain" means an amount, with respect to each Partner
Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations section 1.704-2(i)(3).

     "Partner Nonrecourse Debt" has the meaning set forth in Regulations section 1.704-2(b)(4).

     "Partner Nonrecourse Deductions" has the meaning set forth in
Regulations section 1.704-2(i)(2), and the amount of Partner Nonrecourse
Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations section 1.704-2(i)(2).

     "Partnership" means Montgomery CV Realty L.P., a Delaware limited partnership, and any successor thereto.

     "Partnership Interest" means a partnership interest in the Partnership held by either a Limited Partner, the General Partner, or the predecessor in interest of a Partner or of an Assignee and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided and limited in this Agreement, including specifically, but without limitation, Section 11.5, together with all obligations of such Person to comply with the terms and provisions of this Agreement.  A Partnership
Interest may be expressed as a number of OP Units.

     "Partnership Minimum Gain" has the meaning set forth in Regulations section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulations section 1.704-2(d).

     "Partnership Record Date" means the record date established by the
General Partner for the distribution of Available Cash pursuant to Section
5.1.

     "Partnership Year" means the fiscal year of the Partnership, as set forth in Section 9.2.

     "Percentage Interest" means, as to a Partner or Assignee, owning OP
Units the fractional part of the Partnership Interests owned by such Partner or Assignee and determined from time to time by dividing the number of OP
Units owned by such Partner or Assignee at any such time by the total number of OP Units outstanding at such time.

     "Permitted Partners" has the meaning set forth in subparagraph 1(b) of
Exhibit B.

     "Permitted Transferee" means any person to whom OP Units are permitted to be Transferred in accordance with Section 11.3 (determined without regard to Section 11.3E(iii)).

     "Person" means an individual or Entity.

     "Qualifying Limited Partner Interest" at any time means (a) if 5% or more of the OP Units at that time are not then held by the General Partner or its Affiliates, a majority of the OP Units of the Limited Partners (not including OP Units originally issued to the General Partner and then held by the General Partner or its Affiliates, but specifically including OP Units originally issued to other Limited Partners and subsequently acquired by the
General Partner or its Affiliates pursuant to Section 8.6 or otherwise) and
(b) otherwise, the OP Units then held by the General Partner and its
Affiliates.

     "Quarter" means each of the three month periods ending on March 31, June
30, September 30, and December 31.

     "Regulations" means the final, temporary, or proposed Income Tax
Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "REIT" means a real estate investment trust as defined in section 856 of the Code.

     "REIT Requirements" has the meaning set forth in Section 5.2.

     "Restricted Partner" has the meaning set forth in Section 1(b) of
Exhibit B.

     "Section," "Article," or "Exhibit," when used without reference to the
Code, ERISA, the Act, the Regulations, regulations of the Department of
Labor, or other statute or document means a section or article of or exhibit to, as the case may be, this Agreement.

     "Share" means a common share of beneficial interest of the Company, par value $.01 per share.

     "Shares Amount" means a number of Shares equal to the product of the number of OP Units offered for redemption by a Redeeming Partner times the
Adjustment Factor; provided that, in the event the Company issues to all holders of Shares rights, options, warrants, or convertible or exchangeable securities entitling such holders to subscribe for or to purchase Shares
(collectively, the "rights"), then, for purposes of computing the Cash Amount and the Shares Amount, (i) but only if the Redeeming Partner shall tender to the General Partner the consideration then needed pursuant to such rights if such rights are then exercisable, the Shares Amount shall also include the number of Shares that a holder of Shares (in an amount equal to the product of the number of OP Units offered for redemption times the Adjustment Factor)
would be entitled to receive upon exercise of such rights, options, warrants, or securities or (ii) if such rights are not at such time exercisable, the
Shares Amount shall also include such rights that a holder of that number of
Shares would be entitled to receive.  In the case of a merger, consolidation, or recapitalization involving, or other change in identity, form or place of organization of, the Company, the "Shares Amount" shall mean a number of shares, certificates of beneficial interest, cash or other property or other securities of the successor to the Company in connection with such change equal to the product of the number of OP Units offered for redemption by a
Redeeming Partner times the Adjustment Factor times the number (or fractional number) of such shares, certificates of beneficial interest, cash or other property or other securities issued or paid in exchange for one Share in connection with the transaction or series of related transactions effecting such change (and such shares, certificates of beneficial interest, cash or other property or other securities shall be considered "Shares" for purposes hereof).

     "Specified Redemption Date" means the tenth business day after receipt by the General Partner of a Notice of Redemption.

     "Stock Option Plans" means any plan adopted or assumed from time to time by the Company, Kramont OP, the General Partner, the Partnership or any of
their respective Affiliates pursuant to which Shares are issued, or options to acquire Shares are granted, to employees, officers, directors or trustees of the General Partner, the Partnership, or their respective Affiliates in consideration for services or future services.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, or other Entity of which a majority of (i) the voting power of the voting equity securities; or (ii) the outstanding equity interests, is owned, directly or indirectly (including, without limitation, through one or more other Subsidiaries), by such Person.

     "Substituted Limited Partner" means a Person who is admitted as a limited partner to the Partnership pursuant to Section 11.4.

     "Tax Items" has the meaning set forth in Exhibit B.

     "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

     "Transfer," as a noun, means any sale, assignment, conveyance, pledge, hypothecation, gift, encumbrance, or other transfer and, as a verb, means to sell, assign, convey, pledge, hypothecate, give, encumber, or otherwise transfer.

     "Value" means, with respect to any Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date on which the Notice of Redemption is received by the General Partner
(or, if such date is not a trading day, on the next succeeding trading day).
The market price for each such trading day shall be (i) if such shares are listed or admitted to trading on any securities exchange or the Nasdaq
National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if such shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner or (iii) if such shares are not listed or admitted to trading on any securities exchange or the Nasdaq
National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question)
for which prices have been so reported; provided that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the value of such shares shall be determined by the General Partner acting in good faith on the basis of such quotations, if any, and other information as it considers, in its reasonable judgment, appropriate.  In the event that any such Share includes rights that a holder of such share has or would be entitled to receive, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate, and the value of such rights, as determined, shall be added to the value of a Share, as determined in accordance with this definition, to determine the Value of such Share.

     Certain additional terms and phrases have the meanings set forth in
Exhibit B.

                                  ARTICLE 2

                           Organizational Matters

          2.1  Continuation.  The Partners hereby agree to continue the
Partnership under and pursuant to the Act.  The Partnership is a limited partnership formed pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.  Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the
Act.  The Partnership Interest of each Partner shall be personal property for all purposes.

          2.2  Name.  The name of the Partnership is Montgomery CV Realty
L.P.  The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the
General Partner or any Affiliate thereof.  The words "Limited Partnership,"
"L.P.," "Ltd." or similar words or letters shall be included in the
Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.  The General Partner in its sole and absolute discretion may, upon 5 days prior written notice to the Limited
Partners, change the name of the Partnership.

          2.3  Registered Office and Agent; Principal Office.  The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the
Partnership in the State of Delaware is The Corporation Trust Company, 1209
Orange Street, Wilmington, DE 19801 or such other address and/or registered agent as the General Partner may from time to time designate.  The principal office of the Partnership shall be 580 West Germantown Pike, Plymouth
Meeting, PA 19462, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.  The Partnership may maintain offices at such other place or places within or outside the State of
Delaware as the General Partner deems advisable.

          2.4  Power of Attorney.

               A.   Each Limited Partner and each Assignee hereby constitutes
and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                    (1)  execute, swear to, acknowledge, deliver, file, and
record in the appropriate public offices (a) all certificates, documents, and other instruments (including, without limitation, this Agreement and the
Certificate and all amendments or restatements thereof) that the General
Partner or the Liquidator deems appropriate or necessary to form, qualify, or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property, including, without limitation, any documents necessary or advisable to convey any
Contributed Property to the Partnership; (b) all instruments that the General
Partner deems appropriate or necessary to reflect any amendment, change, modification, or restatement of this Agreement in accordance with its terms;
(c) all conveyances and other instruments or documents that the General
Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and termination of the Partnership pursuant to the terms of this
Agreement, including, without limitation, a certificate of cancellation; (d)
all instruments relating to the admission, withdrawal, removal, or substitution of any Partner pursuant to, or other events described in,
Article 11, 12, or 13 or the Capital Contribution of any Partner; and (e) all
certificates, documents, and other instruments relating to the determination of the rights, preferences and privileges of any Partnership Interest; and

                    (2)  execute, swear to, seal, acknowledge, and file all
ballots, consents, approvals, waivers, certificates, and other instruments appropriate or necessary, in the sole and absolute discretion of the General
Partner or any Liquidator, to make, evidence, give, confirm, or ratify any vote, consent, approval, agreement, or other action which is made or given by the Partners hereunder or is consistent with the terms of this agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General
Partner or any Liquidator to amend this Agreement except in accordance with
Article 14 or as may be otherwise expressly provided for in this Agreement.

               B.   The foregoing power of attorney is hereby declared to be
irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General
Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited
Partner or Assignee and the Transfer of all or any portion of such Limited
Partner's or Assignee's OP Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns, and personal representatives.  Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or
Assignee hereby waives any and all defenses which may be available to contest, negate, or disaffirm the action of the General Partner or any
Liquidator, taken in good faith under such power of attorney.  Each Limited
Partner or Assignee shall execute and deliver to the General Partner or the
Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designations, powers of attorney, and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

          2.5  Term.  The term of the Partnership commenced on the date the
Certificate was filed and shall continue until December 31, 2096, unless the
Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

                                  ARTICLE 3

                                   Purpose

          3.1  Purpose and Business.  The purpose and nature of the business to be conducted by the Partnership is to conduct any business that may be lawfully conducted by a limited partnership formed pursuant to the Act including, without limitation, to engage in the following activities: to acquire, hold, own, develop, construct, improve, maintain, manage, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with real and personal property of all kinds; to undertake such other activities as may be necessary, advisable, desirable, incidental, or convenient to the business of the Partnership; and to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes; all with a view to enabling the Partnership, consistent with operation of the Partnership in a prudent manner, to make pro rata distributions to all the Partners of at least 29 cents per OP Unit per quarter (or such greater amount as may be required to enable the General
Partner to make distributions to Kramont OP sufficient to enable Kramont OP to make distributions to the Company sufficient to enable the Company to pay a regular quarterly dividend of at least 29 cents per share and any other dividend required to cause the Company to continue to qualify as a REIT to which the provisions of part II of subchapter M of chapter 1 of the Code apply), it being understood that no guarantee can be given that this purpose can be achieved.  (In the event that an event described in clauses (i), (ii), or (iii) of the definition of "Adjustment Factor" occurs with respect to the
Shares, the figure of 29 cents contained in this Section 3.1 and in Sections
4.2C and 4.3A shall be adjusted and shall be deemed to refer to the per share equivalent of a distribution by the Company of the same total amount as would have been distributed had no such event occurred and had 29 cents per share been distributed), provided, however, that such business shall be limited to and conducted in such a manner as to permit Kramont at all times to be classified as a real estate investment trust for federal income tax purposes.  The
Partnership shall have all powers necessary, advisable, desirable, incidental, or convenient to accomplish the purposes enumerated.  In connection with the foregoing, but subject to all of the terms, covenants, conditions, and limitations contained in this Agreement and any other agreement entered into by the Partnership, the Partnership shall have full power and authority to enter into, perform, and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge, or other Lien, and, directly or indirectly, to acquire and construct additional properties necessary or useful in connection with its business.

          3.2  Powers.  The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the
Partnership (including specifically, but without limitation, to exercise all of the powers set out in Section 7.1); provided, that the Partnership shall refrain from taking any action which, in the General Partner's good faith belief, (i) could adversely affect the ability of the Company to continue to qualify as a REIT to which the provisions of part II of subchapter M of chapter 1 of the Code apply (and as a "corporation subject to a tax imposed by subchapter M," within the meaning of section 11(c) of the Code) or to pay the regular quarterly dividend described in Section 3.1; (ii) could subject the Company to any additional taxes or other liability under the Code, including specifically, but without limitation, under sections 30, 42, 45A,
49, 50, 55, 453, 453A, 531, 541, 857, 1294, or 4981 of the Code; or
(iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, its Affiliates, or their respective securities or properties.

                                  ARTICLE 4

                            Capital Contributions

          4.1  Capital Contributions of the Partners.

               A.   The Partners owning OP Units or their predecessors in
interest have made the Capital Contributions and have been issued OP Units in exchange therefor and have the Percentage Interest in the Partnership, all as set forth in Exhibit A (as such Exhibit A may hereafter be amended or corrected by the General Partner to reflect the provisions hereof).  To the extent the Partnership acquires any property by the merger of any other
Entity into the Partnership, or by the contribution to the Partnership of interests in other Entities, Persons who receive Partnership Interests in exchange for their interests in the Entity merging into the Partnership or, in the case of a contribution to the Partnership of interests in other
Entities, in exchange for such interests in the other Entities, shall become
Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement, the applicable contribution agreement, or any other applicable document and as set forth in Exhibit A.  Each Partner shall own OP Units in the amounts set forth in Exhibit A and shall have a
Percentage Interest in the Partnership set forth in Exhibit A (but such OP
Units and Percentage Interests may be further adjusted pursuant to Sections
4.1C).  The number of OP Units held by the General Partner, in its capacity as general partner, shall be deemed to be the General Partner Interest.

               The number of OP Units issued to each Partner and the Capital
Account of certain Partners shall be further adjusted in the circumstances provided in Section 4.1 (and the Gross Asset Value of property contributed by any Partner whose Capital Account is so adjusted shall be correspondingly adjusted).  No Partner whose number of OP Units is reduced pursuant to
Section 4.1 shall be required solely by reason thereof to return to the
Partnership any distributions received prior to such reduction (but such
Person may otherwise have liability to the Partnership or to other Persons under the Master Agreement).  If, as a result of the making of any distributions prior to any such reduction, the Capital Accounts of the
Partners shall be disproportionate to their Percentage Interests following such reduction, gross income or gross deductions of the Partnership shall be allocated to eliminate the disproportion so resulting.

               B.   The General Partner shall contribute (or shall cause the
Company and its qualified REIT subsidiaries to contribute) to the Partnership the net cash flow of the Company and such qualified REIT subsidiaries
(including net sales and refinancing proceeds) attributable to ownership of the Florida Land (after payment of any expenditures of the Company and such qualified REIT subsidiaries with respect to the Florida Land, including, without limitation, management fees and principal and interest on any debt of the Company and such qualified REIT subsidiaries attributable to the Florida
Land) and shall follow (and shall cause the Company and its qualified REIT subsidiaries to follow) the directions of the Partnership with respect to the management, ownership, leasing, development, financing, and sale of the
Florida Land.  Such contribution shall be made promptly upon the realization of such amounts.  No additional OP Units shall be issued to the Company or the General Partner, or such qualified REIT subsidiaries in connection with such contribution.  Although, notwithstanding Section 4.1A and unless the
General Partner shall otherwise determine, title to the Florida Land and all interests therein shall remain vested in the Company or such qualified REIT subsidiaries and shall not be, and shall not be deemed to have been, granted, assigned, transferred, or otherwise conveyed to or vested in the Partnership, this Agreement, including without limitation the determination of Capital
Contributions, Available Cash, and Net Income and Net Loss, shall be applied as though the Florida Land had been contributed to the Partnership by CV on
December 31, 1997, subject to any debt of CV and such qualified REIT subsidiaries attributable to the Florida Land.  The intent of this provision and of Section 7.3B is that the Partnership (and not the General Partner,
Kramont OP, the Company, or such qualified REIT subsidiaries) shall have the economic benefits and burdens that the Partnership would have had if it did own the Florida Land, subject to any debt of the Company and such qualified
REIT subsidiaries attributable to the Florida Land, with the effect that the income, loss, cash flow, and cash expenditures attributable to the Florida
Land shall be treated as income, loss, cash flow, and cash expenditures of the Partnership and not of the General Partner, Kramont OP, the Company, or
such qualified REIT subsidiaries (and, to the extent they are for any reason not so treated, the principles of the antepenultimate sentence of Section
7.3B shall apply). The General Partner may at any time transfer (or cause to be transferred) all or any portion of the Florida Land, or all or any portion of the ownership interests in an Entity owning the Florida Land, to the
Partnership and, to the extent of such transfer, this Section 4.1B and
Section 7.3B, to the extent relating to the Florida Land, shall cease to apply.  No additional OP Units shall be issued to the General Partner,
Kramont OP, the Company, or its qualified REIT subsidiaries in connection with such a transfer.

               C.  (1)   Sections 1.6(c), 1.9, and 2.1 of the Master
Agreement provide that the number of OP Units to be issued to the Meshon
Parties and the Levy Parties (each as defined in the Master Agreement) may, in certain circumstances, be adjusted.  Such Sections 1.6(c), 1.9, and 2.1 are hereby incorporated herein, to the extent relating to OP Units to be issued to the Meshon Parties and the Levy Parties, but not otherwise reflected on Exhibit A.  Any OP Units issued pursuant to the preceding sentences of this Section 4.1C shall be deemed for purposes of Section 8.6 to have been issued on the date hereof.  To the extent ascertainable on the date hereof, the amounts reflected on Exhibit A shall give effect to the provisions of this Section 4.1C and, to the extent ascertained hereafter, any adjustments to such amounts shall be reflected on an amended or corrected
Exhibit A prepared by the General Partner pursuant to Section 4.1A.

                    (2)  In the event of any inaccuracy in or breach of any
representation or warranty made in the Master Agreement by any Limited
Partner (or predecessor in interest of a Limited Partner or Assignee) other than the General Partner and if the Company exercises its rights under section 1.4(b) of the Master Agreement, but subject to the provisions of section 12.2 of the Master Agreement (relating to time limitations on representations and warranties), the number of OP Units held by such Limited
Partner (or the successor in interest of such Limited Partner) shall be reduced.  If such inaccuracy or breach related to matters entering into the calculation of net operating income of any real property, interests in which were directly or indirectly contributed to the Partnership by such Limited
Partner (or predecessor in interest of a Limited Partner or Assignee), the number of OP Units shall be reduced by 1 for each $1.16 per annum by which the net operating income attributable to the interest so contributed was overstated.  If such inaccuracy or breach related to any other matter, the number of OP Units shall be reduced by 1 for each $11 by which the
Partnership is damaged by reason of such inaccuracy or breach.  The provisions of this Section 4.1C shall not preclude the exercise of any other remedy otherwise available to any party for any inaccuracy in or breach of any representation or warranty made in the Master Agreement or other breach hereof or of the Master Agreement by any other party.

               D.   The Partners shall have no obligation to make any
additional Capital Contributions or loans to the Partnership.

               E.   The General Partner shall give notice to any Partner or
Assignee affected thereby at the time of making any adjustment under
Section 4.1C.

          4.2  Additional Funds.

               A.   The sums of money required to finance the business and
affairs of the Partnership shall be derived from, among other things, the initial Capital Contributions made to the Partnership by the Partners as set forth in Section 4.1 and from funds generated from the operation and business of the Partnership including, without limitation, distributions directly or indirectly received by the Partnership from any Entity.  The General Partner may, in its sole and absolute discretion, in such amounts and at such times as it solely shall determine to be necessary or appropriate, (i) cause the
Partnership to issue additional Partnership Interests and admit additional limited partners to the Partnership in accordance with Section 4.3; (ii) make additional Capital Contributions to the Partnership (subject to the provisions of Section 4.2C); (iii) in the event additional financing is needed from sources other than as set forth in the preceding sentence for any reason, cause the Partnership to borrow money, enter into loan arrangements, issue debt securities, obtain letters of credit, or otherwise borrow money on a secured or unsecured basis; (iv) make a loan or loans to the Partnership
(subject to Section 4.2C); or (v) except as provided in Section 7.1A(3), sell any assets or properties of the Partnership.

               B.   In no event shall the Limited Partners be required to
make any additional Capital Contributions or any loan to, or otherwise provide any financial accommodation for the benefit of, the Partnership.

               C.   If the Company shall, after the date of this Second
Amended and Restated Agreement of Limited Partnership, issue any debt securities (otherwise than to enable the Company to pay its regular quarterly dividend of 29 cents per share and any other dividend required to cause the
Company to continue to qualify as a REIT to which the provisions of part II of subchapter M of chapter 1 of the Code apply), preferred stock, or common stock (including additional Shares (otherwise than (i) in connection with payment of the Shares Amount or (ii) in connection with the conversion or exchange of securities of the Company solely in conversion or exchange for other securities of the Company) or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase any of the foregoing (collectively, "Securities"), the Company shall (i) in the case of debt securities, lend to Kramont OP, and Kramont OP shall lend to the General Partner, and the General Partner shall lend to the Partnership an amount equal to the proceeds of or consideration received for such Securities on the same terms and conditions, including interest rate and repayment schedule, as shall be applicable with respect to or incurred in connection with the issuance of such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange, or conversion thereof (if applicable); (ii) in the case of equity Securities senior or junior to the
Shares as to dividends and distributions on liquidation, contribute to
Kramont OP, and Kramont OP shall contribute to the General Partner, and the
General Partner shall contribute to the Partnership an amount equal to the proceeds of or consideration (including any property or other non-cash assets) received for such Shares or other Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange, or conversion thereof (if applicable), and receive from the Partnership interests in the
Partnership in consideration therefor with the same economic terms and conditions, including dividend, dividend priority, and liquidation preference, as are applicable to such Securities; and (iii) in the case of
Shares or other equity Securities on a parity with the Shares as to dividends and distributions on liquidation (including, without limitation, Shares or other Securities issued upon exercise of options issued under the Stock
Option Plans), contribute to Kramont OP, and Kramont OP shall contribute to the General Partner, and the General Partner shall contribute to the
Partnership an amount equal to the proceeds of or consideration (including any property or other non-cash assets) received for such Shares or other
Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange, or conversion thereof (if applicable), and receive from the Partnership a number of additional OP Units in consideration therefor equal to the product of (x) the number of Shares or other equity
Securities on a parity with Shares (appropriately adjusted if such parity is not share-for-share) issued the Company, multiplied by (y) a fraction the numerator of which is one and the denominator of which is the Adjustment
Factor in effect on the date of such contribution.  Any interests in the
Partnership with rights different from OP Units held by the limited partners on the date hereof so issued to the General Partner shall be held at all times by the General Partner and shall not be transferable except to a successor General Partner hereunder.  Notwithstanding the foregoing, if at any time the Company, Kramont OP or the General Partner issues any Shares pursuant to a Stock Option Plan (whether pursuant to the exercise of a stock option or the grant of a restricted share award or otherwise), the following shall occur with respect to each such Share:  (i) the Company shall be deemed to contribute to the capital of Kramont OP, Kramont OP shall be deemed to contribute to the capital of CV GP, and CV GP shall be deemed to contribute to the capital of the Partnership an amount of cash equal to the current per share market price of a Share on the date such share is issued (or, if earlier, the date the related option is exercised); (ii) the Partnership shall be deemed to purchase from the Company a Share for an amount of cash equal to the amount of cash deemed contributed by the Company to the
Partnership in clause (i) above (and such Share is deemed delivered to its owner under the Stock Option Plan); (iii) the net proceeds (including the amount of any payments made on a loan with respect to a stock purchase award)
received by the Company with respect to such Share, if any, shall be concurrently transferred to the Partnership through Kramont OP and CV GP (and such net proceeds so transferred shall not constitute a capital contribution); and (iv) the Partnership shall issue to CV GP for each such
Share one (1) additional OP Unit registered in the name of CV GP and Kramont
OP shall issue one OP Unit to the Company.  The Partnership shall retain any net proceeds that are paid directly to the Partnership.

          4.3  Issuance of Additional Partnership Interests;
               Admission of Additional Limited Partners.

               A.   In addition to any Partnership Interests issuable by the
Partnership pursuant to Section 4.2, the General Partner is authorized to cause the Partnership to issue additional Partnership Interests (or options therefor) in the form of OP Units or other Partnership Interests junior to the OP Units to any Persons at any time or from time to time, for consideration not less than the fair market value thereof (or the fair market value as of the date an option is granted) (as such fair market value is determined in the good faith discretion of the directors or trustees of the general partner of the General Partner), and on such terms and conditions, as the General Partner shall establish in each case in its sole and absolute discretion, without any approval being required from any Limited Partner
(other than the Company, if the Company is not the General Partner) or any
other Person; provided, however, that (i) such issuance does not effect a material adverse impact (as such material adverse impact is determined in the good faith discretion of the directors or trustees, of the general partner of the General Partner) on (A) the existing Limited Partners' right to exercise their rights under Section 8.6, (B) the economic effect upon the Limited
Partners of the allocations set forth in Exhibit B (other than due to the issuance of OP Units or other interests in the Partnership as set forth in this Section 4.3 or Section 4.2C), or (C) the ability of the Company to pay the regular quarterly dividend of at least 29 cents per share described in
Section 3.1; (ii) such issuance does not cause the Partnership to become, with respect to any employee benefit plan subject to title I of ERISA or section 4975 of the Code, a "party in interest" (as defined in section 3(14)
of ERISA) or a "disqualified person" (as defined in section 4975(e) of the
Code); and (iii) such issuance would not cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to section 2510.3-101 of the regulations of the United States Department of
Labor.  Subject to the limitations set forth in the preceding sentence and in
Articles 11 and 12, the General Partner may take such steps as it, in its reasonable discretion, deems necessary or appropriate to admit any Person as a Limited Partner of the Partnership, including, without limitation, amending the Certificate, Exhibit A, or any other provision of this Agreement (except as provided in Section 14.1C)

               B.   [INTENTIONALLY OMITTED]

          4.4  Repurchase of Shares; Excess Shares.  In the event that the
General Partner or any Affiliate thereof shall elect to purchase from the
Company's shareholders Shares for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment program adopted by the
Company or any Affiliate thereof, any employee stock purchase plan adopted by the Company or any Affiliate thereof, or any other obligation or arrangement undertaken by the Company or any Affiliate thereof in the future, the purchase price paid by the Company or any Affiliate thereof for such Shares and any other expenses incurred by the Company or any Affiliate thereof in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursed to the Company or such Affiliate, subject to the condition that: (i) if such Shares subsequently are to be sold by the Company or any Affiliate thereof, as provided in Section 4.2C, the Company shall pay to the Partnership an amount equal to any net proceeds received by the
Company or such Affiliate for such Shares (provided that an exchange of
Shares for OP Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such Shares are not sold by the Company or any Affiliate thereof within 30 days after the purchase thereof, the General
Partner shall cause the Partnership to cancel a number of OP Units held by the Company, as a Limited Partner, equal to the product of (x) the number of such Shares and (y) a fraction, the numerator of which is one and the denominator of which is the Adjustment Factor in effect on the date of such contribution.

          4.5  No Third Party Beneficiary.  No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.

          4.6  No Interest; No Return.  No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account.
Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the
Partnership.

          4.7  No Preemptive Rights.  Subject to any preemptive rights that may be granted pursuant to Section 4.3, no Person shall have any preemptive or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any OP Units or other
Partnership Interests.

                                  ARTICLE 5

                                Distributions

          5.1  Regular Distributions.  Except for distributions pursuant to
Section 13.2 in connection with the dissolution and liquidation of the
Partnership, and subject to the provisions of Sections 5.3, 5.4, and 5.5, the
General Partner shall cause the Partnership to distribute, from time to time as determined by the General Partner, but in any event not less frequently than quarterly, all Available Cash, to the Partners, in accordance with each
Partner's respective Percentage Interest; provided, however, that in no event may a Partner receive a distribution of Available Cash with respect to an OP
Unit if such Partner is entitled to receive a distribution out of such
Available Cash with respect to a Share for which such OP Unit has been exchanged.

          5.2  Qualification as a REIT.  CV GP may (and, if CV GP is at any
time not the general partner of the Partnership, the general partner of the
Partnership shall use its best efforts, if so requested by CV GP, to) cause the Partnership (including, without limitation, by causing any Entity in which the Partnership holds an interest to make distributions to the
Partnership) to distribute sufficient amounts under this Article 5 to enable
CV GP to make distributions to Kramont OP sufficient to enable Kramont OP to make distributions to the Company sufficient to enable the Company to pay shareholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Code and Regulations ("REIT Requirements"), and
(ii) avoid any Federal income or excise tax liability of the Company
(provided, however, that a general partner of the Partnership shall not be bound to comply with this covenant to the extent such distributions would violate applicable Delaware law).

          5.3  Withholding.  With respect to any withholding tax or other similar tax liability or obligation to which the Partnership may be subject as a result of any act or status of any Partner or to which the Partnership becomes subject with respect to any OP Unit, the Partnership shall have the right to withhold amounts of Available Cash distributable to such Partner or with respect to such OP Units, to the extent of the amount of such withholding tax or other similar tax liability or obligation pursuant to the provisions contained in Section 10.4.

          5.4  Additional Partnership Interests. If the Partnership issues
Partnership Interests in accordance with Section 4.2 or 4.3, the distribution priorities set forth in Section 5.1 shall be amended, as necessary, to reflect the distribution priority of such Partnership Interests and corresponding amendments shall be made to the provisions of Exhibit B.

          5.5  Distributions Upon Liquidation.  Proceeds from a Terminating
Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 13.2.  Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to a Partner on account of its interest in the
Partnership if such distribution would violation Section 17-607 of the Act or any other applicable law.

                                  ARTICLE 6

                                 Allocations

          The Net Income, Net Loss, and other items of the Partnership shall be allocated pursuant to the provisions of Sections 4.1 and 7.3B and Exhibit
B.

                                  ARTICLE 7

                    Management and Operations of Business

          7.1  Management.

               A.   Except as otherwise expressly provided in this Agreement,
all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited
Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership.  The
General Partner may not be removed by the Limited Partners with or without cause.  In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the
General Partner under any other provision of this Agreement, the General
Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof, and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

               (1)  (a)  the making of any expenditures, the lending or
borrowing of money, including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will enable the General Partner to make distributions to Kramont OP sufficient to permit Kramont OP to make distributions to the Company sufficient to permit the Company (so long as the
Company qualifies as a REIT) to avoid the payment of any Federal income tax
(including, for this purpose, any excise tax pursuant to section 4981 of the
Code) and to make distributions to its shareholders in amounts sufficient to permit the Company to maintain REIT status, (b) the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, (c) the issuance of evidences of indebtedness (including the securing of the same by deed, mortgage, deed of trust, or other lien or encumbrance on the
Partnership's assets), (d) the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership, and (e) the execution and delivery, on the Partnership's behalf, of evidences of indebtedness and documents granting security for the payment thereof (with or without warrant of attorney to confess judgment against the Partnership upon default) and, without limiting the generality of the foregoing, the granting of a warrant of attorney to confess judgment against the Partnership;

               (2)  the making of tax, regulatory, and other filings, or
rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

               (3)  the acquisition, disposition, transfer, mortgage, pledge, encumbrance, hypothecation, or exchange of any assets of the Partnership
(including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership), or the merger or other combination or conversion of the Partnership with or into another entity; provided that (a)
no disposition of an interest in a property listed on Exhibit E (whether by disposition of such property or by disposition of the Partnership's interest in an Entity owning such property) may be made prior to the date listed with respect to such property on Exhibit E (but only to the extent the Person identified with reference to the property on Exhibit E is a Limited Partner hereunder), without the consent of each individual listed with respect to such property on Exhibit E (b) (x) prior to August 1, 2000, except with the consent or at the request of Meshon and Paul Cohen (but only to the extent each is a Limited Partner hereunder), in the case of the Woodbourne Square
Shopping Center shopping center, (y) prior to August 1, 1998, except with the consent or at the request of Meshon, in the case of the Rio Grande Plaza shopping center, or (z) prior to July 31, 2002, except with the consent or at the request of Meshon and Paul Cohen (but only to the extent each is a
Limited Partner hereunder), in the case of the Chesterbrook Shopping Center
Plaza shopping center, or, notwithstanding clauses (x), (y),and (z), except as required under the Master Agreement, the Partnership shall take no action
(other than making capital improvements to the property involved, causing a sale not otherwise prohibited hereunder of the property involved or the
Partnership's interest therein, making the principal amortization payments scheduled under the respective loan documents in effect on the date hereof, or issuing additional Partnership Interests under Section 4.3) which, of itself, would cause a reduction in the share of Meshon or Paul Cohen, (but only to the extent each is a Limited Partner hereunder) of the liabilities to which the Rio Grande Plaza, Woodbourne Square Shopping Center and
Chesterbrook Shopping Center Plaza shopping centers are subject, if such reduction would, of itself, cause a realization or recognition of income to
Meshon or Paul Cohen (to the extent a party hereto); provided that the consent of any individual described in this Section 7.1A(3) shall not be required after such individual's death;

               (4)  the use of the assets of the Partnership (including,
without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Company or its Affiliates, the Partnership, or any of the Partnership's Subsidiaries,
the lending of funds to other Persons (including, without limitation, the
Subsidiaries of the Partnership and/or the Company or its Affiliates), and
the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;

               (5)  the management, operation, expansion, development,
construction, leasing, landscaping, repair, alteration, demolition, or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership;

               (6)  the negotiation, execution, and performance of any
contracts, conveyances, or other instruments that the General Partner considers necessary, advisable, desirable, incidental, or convenient to the conduct of the Partnership's operations or the implementation of the General
Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors, and other agents and the payment of their expenses and compensation out of the Partnership's assets;

               (7)  the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

               (8)  the holding, managing, investing, and reinvesting cash and other assets of the Partnership;

               (9)  the collection and receipt of revenues and income of the
Partnership;

               (10) the establishment of one or more divisions of the
Partnership, the selection and dismissal of employees of the Partnership
(including, without limitation, employees who may be designated as officers having titles such as "president," "vice president," "secretary" and
"treasurer" of the Partnership), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or engagement;

               (11) the maintenance of such insurance for the benefit of the
Partnership and the Partners as it deems necessary or appropriate;

               (12) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures, or other relationships that it deems desirable (including, without limitation, the acquisition or disposal of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

               (13) the control of any matters affecting the rights and
obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration, or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations, or other forms of dispute resolution, the incurring of legal expenses, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

               (14) the undertaking of any action in connection with the
Partnership's direct or indirect investment in its Subsidiaries or any other
Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

               (15) the determination of the fair market value of any
Partnership property distributed in kind using such  method of valuation as the General Partner may adopt;

               (16) the enforcement of any rights against any Partner
pursuant to representations, warranties, covenants and indemnities relating to such Partner's contribution of property or assets to the Partnership or otherwise;

               (17) the exercise, directly or indirectly, through any
attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

               (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any
Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

               (19) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

               (20) the issuance of additional OP Units, in the General
Partner's sole and absolute discretion, in connection with Capital
Contributions by Additional Limited Partners and additional Capital
Contributions by Partners pursuant to Article 4;

               (21) the opening of bank accounts on behalf of, and in the name of, the Partnership and its Subsidiaries;

               (22) the commencing of a case under title 11 of the United
States Code, as the same may be amended from time to time, the making of an assignment for the benefit of creditors and the dissolution of the
Partnership pursuant to the laws of the State of Delaware, as the same may be amended from time to time, the consenting to or the acquiescing in the filing of any of the foregoing by any Person other than the General Partner or to take any action in furtherance of any of the foregoing;

               (23) the transfer of any property of the Partnership in
complete or partial satisfaction of a creditor's claims including, without limitation, the holder of a mortgage or other lien on property of the
Partnership, by executing and delivering a deed in lieu of foreclosure, bill of sale or otherwise;

               (24) the confessing of a judgment;

               (25) not contesting any foreclosure action commenced with
respect to the property of the Partnership or any other action claiming a default under any mortgage or other lien on property of the Partnership; and

               (26) the making, execution, and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases, or legal instruments or agreements in writing necessary, advisable, desirable, incidental, or convenient in the judgment of the General Partner, for the accomplishment of any of the foregoing.

          B.   Each of the Limited Partners agrees that the General Partner is authorized to perform the above-mentioned acts, and to execute, deliver and perform any agreements, and transactions on behalf of the Partnership without any further act, approval, or vote of the Partners, notwithstanding any other provision of this Agreement to the fullest extent permitted under the Act or other applicable law, rule, or regulation.  The execution, delivery, or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this
Agreement or of any duty stated or implied by law or equity.

          C.   At all times from and after the date hereof, the General
Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amount as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

          D.   In exercising its authority under this Agreement, the General
Partner may, but (except as provided in Sections 3.2, 7.1A(3), and 10.2)
shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it.  The General Partner and the
Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited
Partner as a result of an action (or inaction) by the General Partner taken pursuant to its authority under and in accordance with this Agreement.

          7.2  Certificate of Limited Partnership.  The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification, and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of
Columbia, in which the Partnership may elect to do business or own property.
To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of
Delaware and each other state, or the District of Columbia, in which the
Partnership may elect to do business or own property.  Subject to the terms of Section 8.5A(3), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

          7.3  Reimbursement of the General Partner's Allocable Expenses.

               A.   Except as provided in this Section 7.3 and elsewhere in
this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the
General Partner shall not be compensated for its services as general partner of the Partnership.

               B.   On such monthly or other basis as the General Partner may
determine in its sole and absolute discretion, the Partnership shall pay for the account of the General Partner or reimburse the General Partner for (and, on a monthly basis or such other basis as the General Partner and the Company shall agree, the Partnership shall, if the Company or its Affiliate is not the General Partner, pay for the account of the Company or its Affiliate or reimburse the Company or its Affiliate for) the following "Reimbursable
Amounts": all expenses that it (or any of its Affiliates) incurs relating to the ownership and operation of, or for the benefit of, the Partnership;
including, without limitation, the allocable portion of:  all of its (and its
Affiliates') payroll and fringe benefit expense, professional fees
(including, without limitation, legal, audit, advisory, directors', and management, executive service, and similar fees), corporate insurance expense
(including, without limitation, directors' and officers' insurance), public company expenses, office expenses, Delaware franchise taxes (regardless of whether or not included in the Company's liability for deferred income taxes on the date hereof, but not including any taxes attributable, under the rules of Treasury Regulation section 1.704-1(b)(2)(iv)(n), to periods ending on or before December 31, 1997), Pennsylvania capital stock, loans, and corporate net income taxes (regardless of whether or not included in the Company's liability for deferred income taxes on the date hereof, but not including any taxes attributable, under the rules of Treasury Regulation section
1.704-1(b)(2)(iv)(n), to periods ending on or before December 31, 1997), and other expenses of a similar nature; and, so long as the Company (or any of its Affiliates) owns the Florida Land, any net negative cash flow (taking into account any expenditures of the Company or its qualified REIT subsidiaries with respect to the Florida Land, including, without limitation, management fees and payment of principal and interest on debt attributable to the Florida Land) attributable to the Florida Land.  To the extent of
Reimbursable Amounts not otherwise treated as expenses of the Partnership, gross income of the Partnership for the year of reimbursement or payment for a Partner's account shall be allocated to the Partner receiving such reimbursement and such reimbursement or payment for a Partner's account shall constitute a distribution from the Partnership to such Partner.  To the extent of Reimbursable Amounts that are otherwise treated as expenses of the
Partnership, payment of such amounts by the Partner receiving reimbursement shall be treated as a loan by such Partner to the Partnership and such reimbursement shall be treated as repayment of such loan.  Any reimbursement or payment for a Partner's account pursuant to this Section 7.3B shall be in addition to any reimbursement made as a result of indemnification pursuant to
Section 7.6.

          7.4  Outside Activities of the General Partner.  The General
Partner or any of its Subsidiaries, other than the Partnership and any
Subsidiaries of the Partnership, may not, directly or indirectly enter into or conduct any business not connected with the ownership, acquisition, development, and disposition of Partnership Interests and (subject to
Sections 4.1B and 7.3B) the Florida Land and the management of the business of the Partnership and the management of (subject to Sections 4.1B and 7.3B)
the Florida Land, and such activities as are incidental thereto, except that the General Partner may acquire, hold, develop, operate, and dispose of the properties which cannot be acquired by the Partnership or which the owner thereof is, for tax or other reasons, unwilling to transfer to the
Partnership.  If such properties are acquired by the General Partner, there shall be a proper allocation of expenses between the General Partner and the
Partnership.  The General Partner directly or indirectly may acquire Limited
Partner Interests and shall be entitled to exercise all rights of a Limited
Partner relating to such Limited Partner Interests.

          7.5  Contracts with Affiliates.

               A.   The Partnership may lend or contribute funds or other
assets to its Subsidiaries or other Persons in which it has an equity investment and such Subsidiaries and Persons may borrow funds from the
Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner.  The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

               B.   Except as provided in Section 7.4, the Partnership may
Transfer assets to joint ventures, other partnerships, corporations, or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable and in the best interests of the Partnership.

               C.   Except as expressly permitted by this Agreement, neither
the General Partner nor any of its Affiliates (or any officers or directors of either) shall sell, Transfer, or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

               D.   The General Partner, in its sole and absolute discretion
and without the approval of the Limited Partners, may propose and adopt, on behalf of the Partnership, employee benefit plans, stock option plans, and similar plans funded by the Partnership for the benefit of employees of the
General Partner, the Partnership, Subsidiaries of the Partnership, or any
Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any
Subsidiaries of the Partnership.

          7.6  Indemnification.

               A.   To the fullest extent permitted by Delaware law, the
Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint, several, or joint and several, expenses (including, without limitation, reasonable attorneys' fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative, or investigative, that relate to the operations of the Partnership or its Affiliates as set forth in this
Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, except to the extent it is finally determined by a court of competent jurisdiction, from which no further appeal may be taken, that such Indemnitee's action constituted intentional acts or omissions constituting gross negligence, willful misconduct, or fraud.
Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the
Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this
Section 7.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness.  Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Partnership, and neither the
General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.6.

               B.   Reasonable expenses (including reasonable legal fees)
incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding.

               C.   The indemnification provided by this Section 7.6 shall be
in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement to which such Indemnitee is a party.

               D.   The Partnership may, but shall not be obligated to,
purchase and maintain insurance (including so-called "D&O insurance"), on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power or obligation to indemnify such Person against such liability under the provisions of this Agreement.

               E.   For purposes of this Section 7.6, the Partnership shall
be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by such Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, such Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.6; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participant and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

               F.   In no event may an Indemnitee subject any of the Partners
to personal liability by reason of the indemnification provisions set forth in this Agreement.

               G.   An Indemnitee shall not be denied indemnification in
whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

               H.   The provisions of this Section 7.6 are for the benefit of
the Indemnitees and their heirs, successors, assigns, and administrators and shall not be deemed to create any rights for the benefit of any other
Persons.  Any amendment, modification, or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the Partnership's liability to any Indemnitee under this Section 7.6, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification, or repeal, regardless of when such claims may arise or be asserted.

               I.    If and to the extent any payments to the General Partner
pursuant to this Section 7.6 constitute gross income to the General Partner
(as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of
Section 707(c) of the Code, shall be treated consistently therewith by the
Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

          7.7  Liability of the General Partner.

               A.   Notwithstanding anything to the contrary set forth in
this Agreement, neither the General Partner nor any of its officers or directors shall be liable for monetary damages to the Partnership, any
Partners, or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith and without gross negligence or malfeasance.

               B.   The Limited Partners expressly acknowledge that the
General Partner is acting on behalf of the Partnership and the partners of the Partnership, collectively, that the General Partner, subject to the provisions of Section 7.1D, is under no obligation to consider the separate interest of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions (except that the
General Partner shall comply with Sections 3.2, 7.1A(3) and 10.2), and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith and without gross negligence or malfeasance.  With respect to any indebtedness of the Partnership which any Limited Partner may have guaranteed, the General Partner shall have no duty to keep such indebtedness outstanding.

               C.   Subject to its obligations and duties as General Partner
set forth in Section 7.1A, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents.  The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

               D.   Any amendment, modification, or repeal of this Section
7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's and its officers' and directors' liability to the Partnership and the Limited Partners under this
Section 7.7 as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification, or repeal, regardless of when such claims may arise or be asserted.

          7.8  Other Matters Concerning the General Partner.

               A.   The General Partner may rely and shall be protected in
acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

               B.   The General Partner may consult with legal counsel,
accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants, and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion or advice of such Persons as to matters which such General
Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion or advice.

               C.   The General Partner shall have the right, in respect of
any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact.  Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

               D.   Notwithstanding any other provisions of this Agreement or
the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the
Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT to which the provisions of part II of subchapter M of chapter 1 of the Code apply (and as a "corporation subject to a tax imposed by subchapter M," within the meaning of section 11(c) of the
Code) or the ability of the General Partner to make distributions to Kramont
OP sufficient to enable Kramont OP to make distributions to the Company sufficient to enable the Company to pay the regular quarterly dividend described in Section 3.1; or (ii) to avoid the Company's incurring any taxes or other liability under the Code, including specifically, but without limitation, under section 30, 42, 45A, 49, 50, 55, 453, 453A, 531, 541, 857,
1294, or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

          7.9  Title to Partnership Assets.  Title to Partnership assets, whether real, personal, or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such
Partnership assets or any portion thereof.  Title to any or all of the
Partnership assets may be held in the name of the Partnership, the General
Partner, or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner.  The General Partner hereby declares and warrants that any Partnership asset for which legal title is held in the name of the General Partner or any nominee or Affiliate of the
General Partner shall be held by the General Partner or such nominee or
Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, that the General Partner shall use reasonable efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable.  All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.  The Florida Land is not a Partnership asset for purposes of this Section 7.9.

          7.10 Reliance by Third Parties.  Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell, or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the
Partnership's sole party in interest, both legally and beneficially.  Each
Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate, or disaffirm any action of the General Partner in connection with any such dealing.  In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives.  Each and every certificate, document, or other instrument executed on behalf of the
Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document, or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document, or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and (iii) such certificate, document, or instrument was duly executed and delivered in accordance with the terms and provisions of this
Agreement and is binding upon the Partnership.

                                  ARTICLE 8

                 Rights and Obligations of Limited Partners

          8.1  Limitation of Liability.  The Limited Partners shall have no liability under this Agreement except as expressly provided in this
Agreement, including Section 10.4, or under the Act.

          8.2  Management of Business.  No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, agent, member, manager, trustee or general partner of the General
Partner, the Partnership, or any of their Affiliates, in their capacity as such) shall take part in the operation, management, or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name, or have the power to sign documents for or otherwise bind the Partnership.  The transaction of any such business by the General
Partner, any of its Affiliates or any officer, director, employee, partner, agent, or trustee of the General Partner, the Partnership, or any of their
Affiliates, in their capacity as such, shall not affect, impair, or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

          8.3  Outside Activities of Limited Partners.  Subject to any
agreements entered into pursuant to Section 7.5 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the
Partnership or any of its Subsidiaries, any Limited Partner (other than CV
GP) and any officer, director, employee, agent, trustee, member, manager,
Affiliate, or shareholder of any Limited Partner (other than CV GP) shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership.  Neither the
Partnership nor any Partners shall have any rights by virtue of this
Agreement in any business ventures of any Limited Partner or Assignee.  None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner, or any such other
Person, even if such opportunity is of a character which, if presented to the
Partnership, any Limited Partner or such other Person, could be taken by such
Person.

          8.4  Return of Capital.  Except pursuant to Section 8.6, no Limited
Partner shall be entitled to the withdrawal or return of its Capital
Contribution, except to the extent of distributions made pursuant to this
Agreement or upon dissolution of the Partnership as provided herein.  Except to the extent provided by Exhibit B (or Sections 4.1 or 7.3B) or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses, or distributions.

          8.5  Rights of Limited Partners Relating to the Partnership.

               A.   In addition to the other rights provided by this
Agreement or by the Act, and except as limited by Section 8.5B hereof, each
Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such
Limited Partner's own reasonable expense (including such copying and administrative charges as the General Partner may establish from time to time):

                    (1)  to obtain a copy of the Partnership's Federal,
state, and local income tax returns for each Partnership Year;

                    (2)  to obtain a current list of the name and last known
mailing address of each Partner;

                    (3)  to obtain a copy of this Agreement and the
Certificate and all amendments and/or restatements thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments and/or restatements thereto have been executed; and

                    (4)  to obtain true and full information regarding the
amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

               B.   The General Partner shall provide to each Limited
Partner, without cost, copies of the Company's annual and quarterly reports filed with the Securities and Exchange Commission pursuant to the Securities
Exchange Act of 1934.

               C.   Notwithstanding any other provision of this Section 8.5,
the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the
Partnership or its business; or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.  To the extent permitted by law, the General Partner shall keep confidential from the
Limited Partners any information that the General Partner determines, in its sole and absolute discretion, to be in the nature of trade secrets or other confidential information of the General Partner (or any of its Affiliates) or
to constitute material non-public information of or relating to the General
Partner (or any of its Affiliates) the disclosure of which is not in the best interests of the General Partner (or any of its Affiliates) or its (or their)
business or could involve a violation of law.

          8.6  Redemption Rights.

               A.   General.

                    (i)  Subject to Section 8.6C, below, on or after the date
one year (or such other period as may be agreed between the General Partner and the holder of such OP Unit) after the issuance of an OP Unit to a Limited
Partner pursuant to Article 4 (or upon the earlier death of such Limited
Partner), the holder of such OP Unit (other than an OP Unit that is or has been held by the General Partner or any Affiliate of the General Partner)
shall have the right (the "Redemption Right") to require the Partnership to redeem such OP Unit on a Specified Redemption Date and at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership.
Any such Redemption Right shall be exercised pursuant to a Notice of
Redemption (in the form of Exhibit D hereto, as such form may be amended by the General Partner, in its reasonable discretion, from time to time, upon no less than 30 days' notice to the Limited Partners) delivered to the
Partnership (with a copy simultaneously to the General Partner) by the
Limited Partner who is exercising the Redemption Right (the "Redeeming
Partner").  A Limited Partner may not exercise the Redemption Right for fewer than 1,000 OP Units or, if such Redeeming Partner holds fewer than 1,000 OP
Units, for fewer than all of the OP Units held by such Redeeming Partner.  In the sole discretion of the General Partner at the request of any Limited
Partner, the General Partner may substitute "six months" (or some period of time greater than six months, but less than one year) for "one year" in applying the first sentence of this Section 8.6A(i) to such Limited Partner and, in connection with the exercise of such discretion, the General Partner may require that the Redeeming Partner provide a letter to the Partnership and the General Partner in substantially the form of Exhibit F hereto.

                    (ii) The Redeeming Partner shall have no right with
respect to any OP Units so redeemed to receive any distributions paid after the Specified Redemption Date.

                    (iii)     The Assignee of any Limited Partner may
exercise the rights of such Limited Partner pursuant to this Section 8.6 and such Limited Partner shall be deemed to have assigned such rights to such
Assignee and shall be bound by the exercise of such rights by such Limited
Partner's Assignee.  In connection with any exercise of such rights by such
Assignee on behalf of such Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

               B.   General Partner Assumption of Right.

                    (i)  If a Limited Partner has delivered a Notice of
Redemption, the General Partner shall, within 2 business days after receipt of such Notice, deliver to Kramont a copy of such Notice of Redemption.
Kramont may, within 3 business days after receipt of such Notice, in its sole discretion (subject to any limitations on ownership and transfer of Shares set forth in Kramont's Declaration of Trust, as the same may be amended, restated, and supplemented from time to time (the "Declaration")), but only if Kramont has in effect (or, at the request of the Redeeming Partner, consents and within 60 days after such election causes to be in effect) a registration statement (the "Registration Statement") covering the immediate resale of all the Shares to be issued to the Redeeming Partner pursuant to such election (or, under then-applicable law, the Shares upon issuance would be freely tradeable without such a registration statement's being in effect), elect to assume directly and satisfy a Redemption Right by issuing to the
Redeeming Partner the Shares Amount on the Specified Redemption Date,
whereupon Kramont shall acquire the OP Units offered for redemption by the
Redeeming Partner, and the General Partner shall be treated for all purposes of this Agreement as the owner of such OP Units by virtue of the contributions of the OP Units by Kramont OP and by Kramont OP to the General
Partner described in the third to last sentence of this Section 8.6B(i).  If
Kramont elects not to assume directly and satisfy the Redemption Right by issuing the Shares Amount to the Redeeming Partner, it shall notify the
General Partner, and the General Partner may, in its sole discretion, assume directly and satisfy the Redemption Right by paying the Cash Amount to the
Redeeming Partner on the Specified Redemption Date, whereupon the General
Partner shall acquire the OP Units offered for redemption by the Redeeming
Partner and shall be treated for all purposes of this Agreement as the owner of such OP Units.  If it shall be necessary under the second preceding sentence for a Registration Statement to be caused to be in effect, Kramont will use commercially reasonable efforts to cause such Registration Statement to be filed within the 60-day period there described and to become effective as soon as reasonably practicable.  Unless Kramont, in its sole discretion, shall exercise its right to assume directly and satisfy the Redemption Right,
Kramont shall not have any obligation to the Redeeming Partner or to the
Partnership with respect to the Redeeming Partner's exercise of the
Redemption Right, and unless the General Partner, in its sole discretion, shall exercise its right to assume directly and satisfy the Redemption Right, the General Partner shall not have any obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner's exercise of the
Redemption Right.  In the event Kramont or the General Partner shall exercise its right to satisfy the Redemption Right in the manner described in the second and third sentences of this Section 8.6B and shall fully perform its obligations in connection therewith, the Partnership shall have no right or obligation to pay any amount to the Redeeming Partner with respect to such
Redeeming Partner's exercise of the Redemption Right.  In the event Kramont shall exercise its right to satisfy the Redemption Right, each of the
Redeeming Partner, the Partnership, Kramont and the General Partner shall, for Federal income tax purposes, treat the transaction between Kramont and the Redeeming Partner as follows: (1) Kramont shall be deemed to have acquired the OP Units from the Redeeming Partner in exchange for the Shares
Amount, (2) Kramont shall be deemed to contribute such OP Units to Kramont OP in exchange for an equal number of OP Common Units (as defined in the amended and restated agreement of limited partnership of Kramont OP), and (3) Kramont
OP shall be deemed to contribute such OP Units to CV GP.  In the event the
General Partner shall exercise its right to satisfy the Redemption Right, each of the Redeeming Partner, the Partnership and the General Partner shall, for Federal income tax purposes, treat the transaction between the General
Partner and the Redeeming Partner as a sale of the Redeeming Partner's OP
Units to the General Partner.  Nothing contained in this Section 8.6B shall imply any right of the General Partner to require any Limited Partner to exercise the Redemption Right afforded to such Limited Partner pursuant to
Section 8.6A.

                    (ii) In the event that Kramont determines to pay the
Redeeming Partner the Redemption Amount in the form of Shares, the total number of Shares to be paid to the Redeeming Partner in exchange for the
Redeeming Partner's OP Units shall be the applicable Shares Amount.  In the event this amount is not a whole number of Shares, the Redeeming Partner shall be paid (i) that number of Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the General Partner determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to the Redeeming
Partner.

                    (iii)     Each Redeeming Partner agrees to provide in a
timely fashion such information and to execute such documents as the General
Partner, Kramont and their Affiliates may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right and the registration of the resale of such Shares, including, without limitation, an agreement pursuant to which the Redeeming Partner agrees to indemnify and to hold harmless the General Partner, the Partnership, Kramont, the Affiliates
of any of them, and the respective officers, directors, trustees, general partners, and agents of the General Partner, the Partnership, Kramont, and such Affiliates with respect to any information provided by the Redeeming
Partner for inclusion in the Registration Statement and the General Partner
agrees to indemnify and to hold harmless the Redeeming Partner with respect to information provided by Kramont in the Registration Statement.

                    (iv) So long as the Redeeming Partner confirms in writing
that the Redeeming Partner continues to intend in good faith to sell all of its Shares received under this Section 8.6 under such Registration Statement,
Kramont shall use its best efforts to keep the Registration Statement effective for up to one year after the effective date thereof, but only if the Redeeming Partner agrees not to make any offers or sales of any Shares under any such Registration Statement if the Redeeming Partner has received a notice from the General Partner to the effect that, for a stated period (not in excess of 60 days), it would not for any reason (including, without limitation, by reason of the General Partner's, Kramont's or any of their
Affiliate's having a good business reason not to disclose publicly certain information which may be material) be in the best interests of the General
Partner, Kramont or any of their Affiliates for offers or sales to be effected under such Registration Statement.  The General Partner and Kramont
shall not give any Redeeming Partner such a notice more than twice in any 12-
month period.

                    (v)  If a Limited Partner is considering exercising its
Redemption Right with respect to its OP Units and desires that the Shares it receives from Kramont in exchange for the redeemed OP Units, if any, be the subject to an effective Registration Statement at the time of receipt, it may, at its sole option, follow the procedure set forth in this clause (v).
The Limited Partner shall give the General Partner written notice referring to this clause and stating that it is considering exercising its Redemption
Right (a "Pre-Redemption Notice").  Upon receipt of the Pre-Redemption
Notice, the General Partner shall send it to Kramont and if Kramont determines that it wishes to elect to assume the redemption obligation from the Partnership and wishes to give the Redeeming Partner Shares, Kramont shall file a Registration Statement with respect to the resale of all such
Shares as soon as practicable and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as possible and within not more than 60 days.  The General Partner shall notify the Limited
Partner as soon as the Registration Statement has become effective.  The other provisions of this Section 8.6 shall apply with respect to such
Registration Statement and with respect to any Redemption Notice given by such Limited Partner.  Neither the giving of the Pre-Redemption Notice nor the filing of the Registration Statement (nor its becoming effective) shall obligate the Limited Partner to give a Notice of Redemption nor, if a Notice of Redemption is subsequently given, obligate the General Partner or Kramont to assume the redemption obligation and/or elect to give the Redeeming
Partner Shares, as the case may be, in exchange for its OP Units.  If the
Limited Partner which gave the Pre-Redemption Notice does not give the
Partnership a Redemption Notice with respect to its OP Units within 180 days after the effective date of such Registration Statement, neither the
Partnership, Kramont, nor the General Partner shall have any obligation to continue to maintain the effectiveness of such Registration Statement and the
Limited Partner which gave the Pre-Redemption Notice shall be liable for the costs of the Partnership, Kramont and the General Partner in filing the
Registration Statement (including without limitation, legal fees and disbursements and any filing fees).  No Limited Partner may give more than one Pre-Redemption Notice (unless the General Partner shall otherwise consent).

               C.   Exceptions to Exercise of Redemption Right.
Notwithstanding the provisions of Sections 8.6A and 8.6B, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.6A if (but only as long as), in the written opinion of counsel to Kramont, the delivery of Shares to such Partner on the Specified Redemption Date (i) would be prohibited under the Declaration, (ii) would cause a violation of the REIT
Requirements, or (iii) would be prohibited (after giving effect to any applicable exemptions) under applicable Federal or state securities laws or regulations (in each case regardless of whether the General Partner would in fact assume and satisfy the Redemption Right).

               D.   No Liens on OP Units Delivered for Redemption.  Each
Limited Partner covenants and agrees with the Partnership, the General
Partner and Kramont that the Redeeming Partner shall transfer good title to all OP Units delivered for redemption to the Partnership, the General Partner or Kramont, as the case may be, free and clear of all Liens (as defined in
Exhibit D), and, notwithstanding anything contained herein to the contrary, none of the General Partner, the Partnership nor Kramont shall be under any obligation to acquire OP Units which are or may be subject to any Liens.
Each Limited Partner further agrees that, in the event any state or local property transfer tax is imposed on the Limited Partner (or jointly on the
Limited Partner and the transferee) as a result of the transfer of its OP
Units to the Partnership, the General Partner or Kramont, such Limited
Partner shall assume and pay such transfer tax.

               E.   Additional Partnership Interests.  In the event that the
Partnership issues OP Units to any Additional Limited Partner pursuant to
Article 4, the General Partner shall make such amendments to this Section 8.6 as it determines are necessary to reflect the issuance of such OP Units
(including setting forth any restrictions on the exercise of the Redemption
Right with respect to OP Units described in this Section 8.6E).

               F.   Successor to CV GP.  If CV GP shall cease to serve as
General Partner, all of CV GP's rights under this Section 8.6 shall vest in
CV GP's successor as General Partner, if such successor is an Affiliate of CV
GP (or would have been an Affiliate of CV GP had CV GP continued to exist), and otherwise in such Affiliate of CV GP (or such Person that would have been an Affiliate of CV GP, had CV GP continued to exist) as CV GP may designate
(or, if CV GP has not made any such designation, as any Person with authority to act on behalf of CV GP in connection with the winding up of its affairs or otherwise may designate).

                                  ARTICLE 9

                   Books, Records, Accounting, and Reports

          9.1  Records and Accounting.  The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the
Partnership's business, including, without limitation, all books and records necessary to comply with applicable REIT Requirements and to provide to the
Limited Partners any information, lists, and copies of documents required to be provided pursuant to Sections 8.5A and 9.3.  Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on or be in the form of any information storage device or system, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.  The books of the
Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with GAAP, and, for tax purposes, on an accrual basis, or such other bases as the General Partner determines to be necessary or appropriate.

          9.2  Fiscal Year.  The fiscal year of the Partnership shall be the calendar year.

          9.3  Reports.

               A.   As soon as practicable, but in no event later than 105
days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership
Year, an annual report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such Partnership Year, presented in accordance with
GAAP, such statements to be audited by a nationally recognized firm of independent public accountant selected by the General Partner in its sole discretion.

               B.   As soon as practicable, but in no event later than 45
days after the close of each calendar quarter (except the last calendar quarter of each calendar year), the General Partner shall cause to be mailed to each Limited Partner a report containing unaudited financial statements as of the last day of the calendar quarter of the Partnership, or of the
Company, if such statements are prepared solely on a consolidated basis with the Company, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                                 ARTICLE 10

                                 Tax Matters

          10.1 Preparation of Tax Returns.  The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for
Federal and state income tax purposes and shall use reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for Federal and state income tax reporting purposes.  At the time of any sale or refinancing of any property listed on Exhibit E, the General Partner shall give notice thereof to each individual listed with respect to such property on Exhibit E.

          10.2 Tax Elections.  Except as otherwise provided herein, the
General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code.  Except as provided in
Section 7.8D, the General Partner shall select (i) the "traditional method"
of making allocations pursuant to Regulation section 1.704-3 (either without any curative allocations or with curative allocations to a contributing
Partner solely of gain from sale of the property contributed) with respect to all Contributed Property received on or before the date of this Agreement, and (ii) select any method allowed pursuant to Regulations section 1.704-3 with respect to all Contributed Property received after the date of this
Agreement.  By executing this Agreement, each Partner hereby agrees to report income, gain, loss, and deduction on such Partner's Federal income tax return in a manner that is consistent with the use of the method so selected.  The
General Partner shall have the right to seek to revoke any tax election it makes, including, without limitation, the election under section 754 of the
Code, upon the General Partner's determination, in its sole and absolute discretion, that it could have caused the Partnership to refrain from making such election in the first instance.

          10.3 Tax Matters Partner.

               A.   CV GP (or, if, for Federal income tax purposes, CV GP's
General Partner Interest is treated as an asset of some other Person, such other Person) shall serve as the "tax matters partner" of the Partnership for
Federal income tax purposes for any taxable year of the Partnership for which it is eligible to serve as such (regardless of whether CV GP is at the time of serving as such the General Partner).  The General Partner from time to time shall serve as the tax matters partner for any other taxable year of the
Partnership (regardless of whether the General Partner was a partner in the
Partnership at any time during such year).  All Partners and Assignees shall, at the request of a tax matters partner described in the preceding sentence, take such actions as are necessary, appropriate, or convenient to effect the designation of such tax matters partner pursuant to section 301.6231(a)(7)-1 of the Regulations.  Pursuant to Section 6230(e) of the Code, upon receipt of notice from the Internal Revenue Service of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the Internal Revenue Service with the name, address, taxpayer identification number, and profit interest of each of the Limited
Partners and the Assignees; provided, that such information is provided to the tax matters partner by the Limited Partners and the Assignees.

               B.   The tax matters partner is authorized, but not required:

                    (1)  to enter into any settlement with the Internal
Revenue Service with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who
(within the time prescribed pursuant to the Code and Regulations) files a statement with the Internal Revenue Service providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner; or (ii) who is a "notice partner" (as defined in section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in section 6223(b)(2) of the Code);

                    (2)  in the event that a notice of a final administrative
adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the
United States Claims Court or the District Court of the United States for the
district in which the Partnership's principal place of business is located;

                    (3)  to intervene in any action brought by any other
Partner for judicial review of a final adjustment;

                    (4)  to file a request for an administrative adjustment
with the Internal Revenue Service and, if any part of such request is not allowed by the Internal Revenue Service, to file an appropriate pleading
(petition or complaint) for judicial review with respect to such request;

                    (5)  to enter into an agreement with the Internal Revenue
Service to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Partner for tax purposes, or an item affected by such item; and

                    (6)  to take any other action on behalf of the Partners
or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.6 shall also be fully applicable to the tax matters partner in its capacity as such.  Notwithstanding the foregoing provisions of this Section 10.3B, no tax matters partner described in the second sentence of Section 10.3A may, without the prior written consent of the Company (which may be withheld in the Company's sole discretion), bind the Company, any of its Affiliates, or any qualified REIT subsidiary, partnership, limited liability company, or other Entity through which the Company or any of its
Affiliates was a partner in the Partnership to any settlement agreement under section 6224 of the Code, file a petition for readjustment of partnership items in any court other than the Tax Court, or extend the period for assessing tax under section 6229 of the Code with respect to the Company, any of its Affiliates, or any qualified REIT subsidiary, partnership, limited liability company, or other Entity through which the Company or any of its
Affiliates was a partner in the Partnership.  The tax matters partner shall comply with the responsibilities imposed on it by section 301.6223(g)-1T of the Regulations.

               C.   The tax matters partner shall receive no compensation for
its services.  All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership.  Nothing herein shall be construed to restrict the Partnership from engaging one or more law or accounting firms to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

          10.4 Withholding.  Each Limited Partner hereby authorizes the
Partnership to withhold from, or pay on behalf of or with respect to, such
Limited Partner any amount of Federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required by law to withhold or pay with respect to any amount distributable or allocable to such
Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to section 1441, 1442, 1445, or 1446 of the Code.  Any amount so paid on behalf of or with respect to a Limited Partner shall constitute a loan by the
Partnership to such Limited Partner, which loan shall be repaid by such
Limited Partner within fifteen (15) days after notice from the General
Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited
Partner; or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the
Limited Partner.  Any amounts withheld pursuant to the foregoing clauses (i)
or (ii) shall be treated as having been distributed to such Limited Partner.
Each Limited Partner hereby unconditionally and irrevocably grants to the
Partnership a security interest in such Limited Partner's Partnership
Interest to secure such Limited Partner's obligation to pay to the
Partnership any amounts required to be paid pursuant to this Section 10.4.
In the event that a Limited Partner fails to pay when due any amounts owed to the Partnership pursuant to this Section 10.4, the General Partner may, in its sole and absolute discretion, elect to make the payment to the
Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner.  Without limitation, in such event, the
General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amount payable by a Limited Partner hereunder shall bear interest at the highest base or prime rate of interest published from time to time by any of Citibank, N.A., Chase Manhattan Bank, and Morgan Guaranty
Trust Company of New York, plus four (4) percentage points, but in no event higher than the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full.  Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                 ARTICLE 11

                          Transfers and Withdrawals

          11.1 Transfer.

               A.   The term "Transfer," when used in this Article 11 with
respect to an OP Unit, shall be deemed to refer to a transaction by which the
General Partner purports to assign or pledge all or any part of its General
Partner Interest to another Person or by which a Limited Partner purports to assign or pledge all or any part of its Limited Partner Interest to another
Person.  The term "Transfer" when used in this Article 11 does not include any exchange of OP Units for Shares pursuant to Section 8.6 or any grant of a security interest to the Partnership pursuant to Section 10.4.

               B.   No Partnership Interest shall be Transferred, in whole or
in part, except in accordance with the terms and conditions set forth in this
Article 11.  Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

          11.2 Transfer of the General Partner's and
               the Company's Partnership Interests.

               A.   The General Partner may not Transfer its General
Partnership Interest or withdraw as General Partner, but such Transfer or withdrawal shall be permitted (1) if Limited Partners holding a Qualifying
Limited Partner Interest consent to such Transfer or withdrawal or (2) in the case of a Transfer of all or a portion of the General Partner Interest to an entity which is, directly or indirectly, wholly-owned by the Company
(including a qualified REIT subsidiary under section 856(i) of the Code).  In the case of any Transfer permitted by this Section 11.2A, the transferee may be admitted as a General Partner with the consent of the transferor, but without any requirement that any Limited Partner consent thereto, all as provided in Section 12.1.

               B.   In the event the General Partner withdraws as General
Partner, except in accordance with clause (A), above, the General Partner's
General Partner Interest shall immediately be converted into a Limited
Partner Interest.

               C.   CV GP may Transfer any of its OP Units reflecting Limited
Partner Interests without the Consent of the General Partner or any Limited
Partner, but may not transfer any other Partnership Interest except to a successor General Partner.

               D.   Except in the case of a change in identity, form, or
place of organization of the Company, however, effected, the Company shall not engage in any merger (including a triangular merger), consolidation, or other combination with or into another person, sale of all or substantially all of its assets, or reclassification, recapitalization, or change of outstanding Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Adjustment Factor") ("Termination Transaction"), unless the
Termination Transaction has been approved by the consent of Partners holding a majority or more of the then outstanding OP Units (including any OP Units held by the General Partner) and in connection with the Termination
Transaction all Limited Partners either will receive or will have the right to elect to receive, for each OP Unit, an amount of cash, securities, or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities, or other property paid to a holder of Shares in consideration of one Share at any time during the period from and after the date on which the Termination Transaction is consummated; provided that, if, in connection with the Termination Transaction, a purchase, tender, or exchange offer shall have been made to and accepted by the holders or more than 50% of the outstanding Shares, each holder of OP Units shall receive or shall have the right to elect to receive the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received Shares in exchange for its OP
Units immediately prior to the expiration of such purchase, tender, or exchange offer and had thereupon accepted such purchase, tender, or exchange offer.  Any Termination Transaction permitted under this Section 11.2D shall be permitted notwithstanding the provisions of Section 7.4 or any other provision of this Article 11.

          11.3 Limited Partners' Rights to Transfer.

               A.   (1)  Subject to the provisions of Sections 11.3C, 11.3D,
11.3E, and 11.4, a Limited Partner (other than CV GP) may, without the consent of the General Partner:

                         (a)  Transfer such Limited Partner's OP Units to any
other Limited Partner, to a member of the family (as defined in section
267(c)(4) of the Code) of such transferring Limited Partner, or to a trust all of the beneficiaries of which are members of the family of such transferring Limited Partner, or pursuant to Section 8.6; and

                         (b)  pledge such Limited Partner's OP Units to any
financial institution as collateral for any loan with respect to which such
Limited Partner is personally liable.

                    (2)  Subject to the provisions of Sections 11.3C, 11.3D
and 11.3E, a Limited Partner may Transfer any of such Limited Partner's OP
Units, otherwise than in accordance with clause (1), above, only with the prior written consent of the General Partner.

               B.   If a Limited Partner is subject to Incapacity, the
executor, administrator, trustee, committee, guardian, conservator, or receiver of such Limited Partner's estate shall have all of the rights of a
Limited Partner, but not more rights than those enjoyed by other Limited
Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of the Incapacitated Limited Partner's interest in the Partnership.  The
Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

               C.   The General Partner may prohibit any Transfer by a
Limited Partner of its OP Units if, in the opinion of legal counsel to the
Partnership, such Transfer would require filing of a registration statement under the Securities Act of 1933, as amended, or would otherwise violate any
Federal or state securities laws or regulations applicable to the Partnership or the OP Units.  The General Partner may require (but shall not be obligated to accept) an opinion of legal counsel to the Limited Partner, in form and substance acceptable to the General Partner, to the effect that such filing would not be required and that such laws and regulations would not be violated.

               D.   No Transfer by a Limited Partner of its OP Units may be
made to any Person if: (i) in the opinion of legal counsel for the
Partnership, it would result in the Partnership's being treated as an association or a publicly traded partnership taxable as a corporation; (ii)
such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA other than a plan maintained by the General Partner or any Affiliate thereof, a
"party-in-interest" (as defined in section 3(14) of ERISA) or, with respect to any "plan" (as defined in section 4975(e)(1) of the Code) other than a plan maintained by the General Partner or any Affiliate thereof, a
"disqualified person" (as defined in section 4975(e)(2) of the Code); (iii)
such Transfer would, in the opinion of legal counsel for the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations section
2510.3-101; (iv) such Transfer would subject the General Partner, any of its
Affiliates, or the Partnership to be regulated under the Investment Company
Act of 1940, the Investment Advisors Act of 1940, or the Employee Retirement
Income Security Act of 1974, each as amended; (v) except with the consent of the General Partner, such Transfer is a sale or exchange, and such sale or exchange would, when aggregated with all other sales and exchanges during the
12-month period ending on the date of the proposed Transfer, result in 50% or more of the interests in Partnership capital and profits being sold or exchanged; (vi) it would require the Partnership to register under the
Investment Company Act of 1940; (vii) except with the consent of the General
Partner, it would cause the Partnership to be considered for purposes of section 1.7704-1(h)(1)(ii) of the Regulations to have more than 100 partners at any time during any taxable year; or (viii) in the opinion of legal counsel to the Company, it could adversely affect the ability of the Company to continue to qualify as a REIT to which the provisions of part II of subchapter M of chapter 1 of the Code apply (and as a "corporation subject to a tax imposed by subchapter M," within the meaning of section 11(c) of the
Code), subject the Company to additional taxes or other liability under the
Code, or violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, its Affiliates, the
Partnership, or their respective securities or properties.

               E.   Section 11.3A shall not prohibit a Limited Partner from
taking the following actions, to the extent otherwise permitted under this
Agreement: (i) exercising any options to purchase Shares issued to such
Limited Partner under a Stock Option Plan, (ii) in connection with an exercise permitted by the preceding clause (i), delivering to the Company
Shares in payment of the exercise price of such options or the withholding taxes payable in connection with such exercise, or (iii) transferring OP
Units or Shares to a Permitted Transferee of such Limited Partner, provided that such transferee agrees in writing to the transfer restrictions contained in this Agreement (including this Section 11.3E).

          11.4 Substituted Limited Partners.

               A.   Subject in each case to Section 11.4D: (1) the General
Partner shall have the right to add or substitute a transferee which receives
OP Units pursuant to Section 11.2C as a Limited Partner and (2) each Limited
Partner shall have the right to substitute a Permitted Transferee which receives OP Units pursuant to Section 11.3A(1) as a Limited Partner in such
Limited Partner's place.

               B.   The General Partner shall have the right to consent to
the admission of a transferee who receives OP Units pursuant to Section
11.3A(2), which consent may be given or withheld by the General Partner in its sole and absolute discretion.  The General Partner's failure or refusal to permit such transferee to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

               C.   A transferee who has been admitted as a Substituted
Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a
Limited Partner under this Agreement.

               D.   No Permitted Transferee will be admitted as a Substituted
Limited Partner unless (i) such transferee has furnished to the General
Partner (a) evidence of acceptance in form satisfactory to the General
Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4, and (b)
such other documents or instruments as may be required in the reasonable discretion of the General Partner in order to effect such Person's admission as a Substituted Limited Partner and (ii) in the case of a transferee who receives OP Units in accordance with Section 11.3A(2), the General Partner has consented to such admission in accordance with Section 11.4B.  Upon the admission of a Substituted Limited Partner, the General Partner shall reflect the name, address, number of OP Units, and Percentage Interest of such
Substituted Limited Partner on the records of the Partnership and eliminate or adjust, if necessary, the name, address, and interest of the predecessor of such Substituted Limited Partner.

          11.5 Assignees.  If the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee as a
Substituted Limited Partner, such transferee shall be considered an Assignee for purposes of this Agreement.  An Assignee shall be deemed to have had assigned to it and shall be entitled to receive distributions from the
Partnership and the share of Net Income, Net Losses, and any other items, gain, loss deduction, and credit of the Partnership attributable to the OP
Units assigned to such transferee and, as to the OP Units which were transferred to such Person in a manner permitted under this Agreement, shall have the rights and obligations set forth in Section 8.6 as though a Limited
Partner, but shall not be deemed to be a holder of OP Units for any other purpose under this Agreement, and shall not be entitled to vote such OP Units in any matter presented to the Limited Partners for a vote (such OP Units being deemed, to the extent permitted by law, to have been voted on such matter in the same proportion as all other OP Units held by Limited Partners are voted).  In the event any such transferee desires to make a further assignment of any such OP Units, such transferee shall be subject to all of the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of OP Units.

          11.6 General Provisions.

               A.   No Limited Partner may withdraw from the Partnership
otherwise than as a result of a permitted Transfer of all of such Limited
Partner's OP Units in accordance with this Article 11 or pursuant to an exchange of all of its OP Units pursuant to Section 8.6.

               B.   Any Limited Partner who shall Transfer all of its OP
Units in a Transfer permitted pursuant to this Article 11 shall cease to be a
Limited Partner upon the admission of all Assignees of such OP Units as
Substituted Limited Partners.  Similarly, any Limited Partner who shall
Transfer all of its OP Units pursuant to an exchange of all of its OP Units pursuant to Section 8.6 shall cease to be a Limited Partner.

               C.   Except with the consent of the General Partner, transfers
pursuant to this Article 11 (other than Transfers pursuant to Section 8.6B)
may be made only as of the first day of each calendar month.

               D.   If any Partnership Interest is transferred or assigned
during the Partnership's fiscal year in compliance with the provisions of this Article 11 or exchanged pursuant to Section 8.6 on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof, and all other items attributable to such interest for such
Partnership Year shall be divided and allocated between the transferor
Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with section 706(d) of the Code, using such method as the General Partner shall determine in its sole discretion.  Solely for purposes of making such allocations, each of such items for the calendar month in which the Transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which an exchange occurs shall be allocated to the exchanging Partner, provided, however, that the General Partner may adopt such other conventions relating to allocations in connection with transfers, assignments, or exchanges as it determines are necessary or appropriate.  All distributions of Available Cash attributable to such OP Units with respect to which the Partnership Record Date is before the date of such transfer, assignment, or exchange shall be made to the transferor Partner or the exchanging Partner, as the case may be, and in the case of a Transfer or assignment other than an exchange, all distributions of Available Cash thereafter attributable to such OP Units shall be made to the transferee
Partner.

               E.   Ownership of an OP Unit shall be determined by the
identity of the registered holder thereof on the books of the Partnership.
Transfer of an OP Unit can be made only in conformity with all provisions of this Agreement and upon compliance with the further requirement that such transfer can be made only upon presentation of the certificate evidencing such OP Unit, if any, accompanied by satisfactory and duly executed instruments of transfer.

                                 ARTICLE 12

                            Admission of Partners

          12.1 Admission of Successor General Partner.  A successor to all of the General Partner Interest pursuant to Section 11 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the
Partnership as the General Partner, effective upon such transfer, and such admission shall occur, and for all purposes shall be deemed to have occurred, immediately prior to the time the assignor ceases to be a general partner of the Partnership.  Any such transferee shall carry on the business of the
Partnership without dissolution.  In each case, the admission shall be subject to the successor General Partner's executing and delivering to the
Partnership an acceptance of all of the terms and conditions of this
Agreement and such other documents or instruments as may be required to effect the admission.  In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General
Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6D.

          12.2 Admission of Additional Limited Partners.

               A.   After the admission to the Partnership of the Limited
Partners on the date hereof, a Person who makes a Capital Contribution to the
Partnership in accordance with this Agreement shall be admitted to the
Partnership as an Additional Limited Partner only upon furnishing to the
General Partner (i) evidence of acceptance in form satisfactory to the
General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4, and (ii) such other documents or instruments as may be required in the sole discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

               B.   Notwithstanding anything to the contrary in this Section
12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion.  The admission of any
Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

               C.   If any Additional Limited Partner is admitted to the
Partnership on any day other than the first day of a Partnership Year, then
Net Income, Net Losses, each item thereof, and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with section 706(d) of the Code, using such method as the General
Partner shall determine in its sole discretion.  All distributions of
Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees, other than the Additional Limited Partner, and all distributions of Available
Cash thereafter shall be made to all of the Partners and Assignees, including such Additional Limited Partner.

          12.3 Amendment of Agreement and Certificate of Limited Partnership.
For the admission to the Partnership of any Partner, the General Partner
shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

                                 ARTICLE 13

                  Dissolution, Liquidation, and Termination

          13.1 Dissolution.  The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or
by the admission of a successor General Partner in accordance with the terms of this Agreement.  In the event of the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership.
The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following ("Liquidating Events"):

               A.   the expiration of its term as provided in Section 2.5;

               B.   an event of withdrawal of the General Partner, as defined
in the Act (other than an event of bankruptcy listed in Sections 17-402(4)
and (5) of the Act), unless, at the time, there is at least one other General
Partner, who is hereby permitted to carry on the business of the Partnership, and such General Partner does so (in accordance with Section 12.1 or otherwise) or, within 90 days after such event of withdrawal a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

               C.   an election to dissolve the Partnership made by the
General Partner;

               D.   entry of a decree of judicial dissolution of the
Partnership pursuant to the provisions of the Act;

               E.   the sale of all or substantially all of the assets and
properties of the Partnership;

               F.   a final and non-appealable judgment is entered by a court
of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any Federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the
Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner; and

               G.   at any time that there are no limited partners of the
Partnership, unless the business of the Partnership is continued in accordance with the Act.

          13.2 Winding Up.

               A.   Upon the occurrence of a Liquidating Event that results
in the dissolution of the Partnership, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners.  No
Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs.
The General Partner, or, in the event there is no remaining General Partner, any Person elected by Limited Partners holding at least a majority of the
Limited Partnership Interests (the General Partner or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up and termination of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of beneficial interest or other securities of the General Partner or an Affiliate thereof) shall be applied and distributed in the following order:

                    (1)  First, to the payment and discharge (or making
reasonable provision for paying) of all of the Partnership's debts and liabilities to creditors other than the Partners;

                    (2)  Second, to the payment and discharge of all of the
Partnership's debts and liabilities to the Partners; and

                    (3)  The balance, if any, to the General Partner and
Limited Partners to the extent of and in accordance with the positive balances in their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

               B.   Notwithstanding the provisions of Section 13.2A which
require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the
Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any asset except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation.  Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interests of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the
Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.  The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

               C.   In the sole discretion of the Liquidator, a pro rata
portion of the distributions that would otherwise be made to the General
Partner and Limited Partners pursuant to this Article 13 may be:

                    (1)  distributed to a trust established for the benefit
of the General Partner and Limited Partners for the purposes of liquidating
Partnership assets, collecting amounts owed to the Partnership, and paying any liabilities or obligations (including contingent) of the Partnership or the General Partner arising out of or in connection with the Partnership.
The assets of any such trust shall be distributed to the General Partner and
Limited Partners from time to time, in the reasonable discretion of the
Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General
Partner and Limited Partners pursuant to this Agreement; or

                    (2)  withheld or escrowed to provide a reasonable reserve
for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the
General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2A as soon as practicable.

          13.3 No Obligation to Contribute Deficit.  If any Partner has a
deficit balance in such Partner's Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

          13.4 Rights of Limited Partners.  Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the
Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the
Partnership.  Except as otherwise provided in this Agreement, no Limited
Partner shall have priority over any other Partner as to the return of its
Capital Contributions, distributions, or allocations.

          13.5 Notice of Dissolution.  In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election, objection, consent, or agreement by one or more Partners pursuant to Section
13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

          13.6 Termination of Partnership and Cancellation of Certificate of
Limited Partnership.  Upon the completion of the liquidation of the
Partnership's assets, as provided in Section 13.2, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the state of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

          13.7 Reasonable Time for Winding-Up.  A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the
Partnership and the liquidation of its assets pursuant to Section 13.2 in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

          13.8 Waiver of Partition.  Each Partner hereby waives any right to partition of the Partnership property.

                                 ARTICLE 14

                     Amendment of Partnership Agreement;
                         Action by Limited Partners

          14.1 Amendments.

               A.   Amendments to this Agreement may be proposed by the
General Partner or by any Limited Partner or Limited Partners holding in the aggregate 25% or more of the Partnership Interests.  Following such proposal, the General Partner shall submit any proposed amendment to the Limited
Partners.  The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting on 15 days' notice to vote thereon and to transact any other business that it may deem appropriate.  For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15)
days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal.  Except as provided in Section 14.1B, 14.1C, or 14.1D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the consent of
Limited Partners holding a Qualifying Limited Partner Interest.

               B.   Notwithstanding Section 14.1A, the General Partner shall
have the power, without the consent of the Limited Partners, to amend this
Agreement (other than Sections 4.3, 7.4, 7.5, 11.2, and 14.2) to the extent expressly set forth herein (including, without limitation, in Section 8.6E)
or as may be required to facilitate or implement any of the following purposes:

                    (1)  to add to the obligations of the General Partner or
surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                    (2)  to reflect the admission, substitution, termination,
or withdrawal of Partners in accordance with this Agreement;

                    (3)  to set forth the designations, rights, powers,
duties, and preferences of the holders of any additional Partnership
Interests issued pursuant to Section 4.3 hereof;

                    (4)  to reflect a change that is of an inconsequential
nature and does not adversely affect the Limited Partners in any material respect; to cure any ambiguity, correct, or supplement in an inconsequential manner any provision in this Agreement not inconsistent with law or with other provisions; or to make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

                    (5)  to satisfy any requirements, conditions, or
guidelines contained in any order, directive, opinion, ruling, or regulation of a Federal or state agency or contained in Federal or state law.

The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1B is taken.

               C.   Notwithstanding Section 14.1A and 14.1B, this Agreement
shall not be amended without the consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the
Partnership into a general partnership interest; (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner;
(iii) alter rights of the Partner to receive distributions pursuant to
Article 5 or Article 13 or the allocations specified in Article 6 (except as permitted pursuant to Article 4 and Sections 5.4 and 14.1B(3)); (iv) cause the termination of the Partnership prior to the time set forth in Sections
2.5 and 13.1; or (v) amend Section 5.4 or 7.1A(3) or this Section 14.1C (or, in the case of an amendment pursuant to Section 14.1B, amend Section 4.1B,
8.5A, 8.6, or 9.3, the final sentence of Section 10.3B, or, except as provided in Article 4, Exhibit A).

          14.2 Action by Limited Partners.

               A.   Meetings of the Partners may be called by the General
Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding 25 percent or more of the
Partnership Interests.  The request shall state the nature of the business to be transacted.  Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting.  Partners may vote in person or by proxy at such meeting.
Whenever the vote or consent of the Limited Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of the
Partners by the holders of such percentage of the Percentage Interests or OP
Units as is expressly required by this Agreement or may be given in accordance with the procedure prescribed in Section 14.1A or in accordance with the procedure prescribed in Section 14.2B.

               B.   Any vote or consent of the Limited Partners permitted or
required under this Agreement and action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if written consent(s) setting forth the action so taken is signed by the holders of such percentage of the Percentage Interests or the OP Units as is expressly required by this Agreement.  Such consent may be in one instrument or in several instruments.  Such consent shall be filed with the records of the
Partnership.

               C.   Each Limited Partner may authorize any Person or Persons
to act for such Limited Partner by proxy on all matters in which a Limited
Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.  Every proxy must be signed by the
Limited Partner or such Limited Partner's attorney-in-fact.  No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy.

               D.   Each meeting of the Partners shall be conducted by the
General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

                                 ARTICLE 15

                             General Provisions

          15.1 Addresses and Notice.  Any notice, demand, request, or report required or permitted to be given or made to a Partner or Assignee under this
Agreement shall be in writing and shall be deemed given or made when delivered in person or three business days after being sent by first class
United States mail or one business day after being sent by nationally recognized overnight delivery service or, upon receipt, when sent by facsimile transmission to the Partner or Assignee at the address set forth in
Exhibit A or such other address of which the Partner shall notify the General
Partner in writing.

          15.2 Titles and Captions.  All article or section titles or captions in this Agreement are for convenience only.  They shall not be deemed part of this Agreement and in no way define, limit, extend, or describe the scope or intent of any provisions hereof.

          15.3 Certain Terms.  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.  References to the "sole discretion" of the General Partner or Liquidator mean the sole and absolute discretion of the General Partner or Liquidator, as the case may be.

          15.4 Further Action.  The parties shall execute and deliver all documents, provide all information, and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

          15.5 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.
Any reference to the "Company" herein shall also be deemed to include any successor thereto in connection with a change in identity, form, or place of organization of the Company.

          15.6 Creditors.  Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the
Partnership.

          15.7 Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement, or condition.

          15.8 Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.  Each party shall become bound by this
Agreement immediately upon affixing its signature hereto.

          15.9 Applicable Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of
Delaware, without regard to the principles of conflicts of laws thereof.

          15.10     Invalidity of Provisions.  If any provision of this
Agreement is or becomes invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby.

          15.11     Entire Agreement.  This Agreement contains the entire
understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                         GENERAL PARTNER:

                         CV GP L.P.

                         By:  CV GP LLC, its General Partner

                              By:  Kramont Operating Partnership, L.P., Sole
                                   Member

                                   By:  Kramont Realty Trust, its General
                                        Partner

                                        By:/s/ Louis P. Meshon, Sr.
                                           ---------------------------------
                                           Print Name:
                                           Title:

                         LIMITED PARTNERS:

                         CV PARTNER HOLDINGS, L.P.

                         By:  CV OP Holdings LLC, its General Partner

                              By:  CV GP L.P., its Sole Member

                                   By:  CV GP LLC, its General Partner

                                        By: Kramont Operating Partnership,
                                            L.P., Sole Member

                                            By:  Kramont Realty Trust, its
                                                 General Partner

                                                 By:/s/ Louis P. Meshon, Sr.
                                                      ----------------------
                                                      Print Name:
                                                      Title:

                         CV GP L.P.

                         By:  CV GP LLC, its General Partner

                              By:  Kramont Operating Partnership, L.P., Sole
                                   Member

                                   By:  Kramont Realty Trust, its General
                                        Partner

                                        By:/s/ Louis P. Meshon, Sr.
                                            --------------------------------
                                            Print Name:
                                            Title:

Kramont is executing this
Agreement solely to indicate
its acceptance of the matters
set forth in Sections 4.1B, 8.6B
and 8.6D

KRAMONT REALTY TRUST

By:/s/ Louis P. Meshon, Sr.
  ___________________________
  Name:  Louis P. Meshon, Sr.
  Title: President and
         Chief Executive Officer

                                                                      Exhibit A

                           Partners' Contributions and Partnership Interests

                              Gross Asset
Name and         Cash          Value of                    Total Net
Address         Contri-       Contributed                   Contri-       OP              Percentage
of Partner      butions        Property      Liabilities    bution       Units             Interest
----------     --------      -----------    ------------   ----------   -----            -----------
General Partner
---------------
CV GP L.P.                                                              8,423,422         89.33502%
580 W. Germantown Pike
Plymouth Meeting, PA
       19462

Limited Partners
----------------
CV Partner Holdings, L.P.                                                 994,326         10.54537%
580 W. Germantown Pike
Plymouth Meeting, PA
       19462

Marlton Crossing Shopping                                                  11,278          0.11961%
 Center Limited Partnership
100 Berwyn Park, Suite 110
Berwyn, PA 19312                                                        ---------        ---------
                                                                        9,429,026        100.00000%

                                                            Exhibit B

                      Allocations of Partnership Items

1.    Allocation of Net Income and Net Loss.

     (a)  Net Income. Except as otherwise provided in Sections 4.1 and 7.3B and this Exhibit B, Net Income (or items thereof) for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

     (b)  Net Loss. Except as otherwise provided in Section 4.1 and this
Exhibit B, Net Loss (or items thereof) of the Partnership for each fiscal year or other applicable period shall be allocated to the Partners in accordance with the Partners' respective Percentage Interests.
Notwithstanding the preceding sentence, to the extent any Net Loss (or items thereof) allocated to a Partner under this subparagraph (b) would cause such
Partner (hereinafter, a "Restricted Partner") to have an Adjusted Capital
Account Deficit, or increase the amount of an existing Adjusted Capital
Account Deficit, as of the end of the fiscal year or other applicable period to which such Net Loss relates, such Net Loss shall not be allocated to such
Restricted Partner and instead shall be allocated to the other Partner(s)
(hereinafter, the "Permitted Partners") pro rata in accordance with each
Permitted Partner's Percentage Interest.

     (c)  Terminating Capital Transaction; Liquidation. Allocations of Net
Income or Net Loss (or items thereof) in connection with a Terminating
Capital Transaction or Liquidation (as defined in Treasury Regulation section
1.704-1(b)(2)(ii)(g)) of the Partnership shall be made so that, to the extent possible, the Partners' respective Capital Account balances are proportionate to their Percentage Interests.  In the event that the Capital Account balance of more than one Partner is disproportionate to such Partner's Percentage
Interest, the largest such relative disproportion shall be cured first, until it is equal, on a relative basis, to the next largest such disproportion, and so on, to the extent Net Income or Net Loss (or items thereof) are available.
Notwithstanding the preceding sentence, to the extent any Net Loss (or items thereof) would be allocated to a Restricted Partner under this subparagraph
(c), such Net Loss shall not be allocated to such Restricted Partner and instead shall be allocated to the Permitted Partners pro rata in accordance with each Permitted Partner's Percentage Interest.

     (d)  Rules of Construction.

          (1)  Capital Account Increases.  For purposes of making
     allocations pursuant to subparagraph 1(c) of this Exhibit B, a
     Partner's Capital Account balance shall be deemed to be increased by such Partner's share of any Partnership Minimum Gain and
     Partner Minimum Gain remaining at the close of the fiscal period in respect of which such allocations are being made.

          (2)  Change in Percentage Interests.  In the event any
     Partner's Percentage Interest changes during a fiscal year for any reason (except by reason of Section 4.1C), including without limitation, the Transfer of any interest in the Partnership, the tax allocations contained in this Exhibit B shall be applied as necessary to reflect the varying interests of the Partners during such year.  In the event any Partner's Percentage Interest changes by reason of Section 4.1C, the principles of subparagraph
     1(c) of this Exhibit B shall be applied.

2.   Special Allocations.

     Notwithstanding any provisions of paragraph 1 of this Exhibit B, the following special allocations shall be made.

     (a)  Minimum Gain Chargeback (Nonrecourse Liabilities).  Except as
otherwise provided in section 1.704-2(f) of the Regulations, if there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain to the extent required by Regulations section 1.704-2(f). The items to be so allocated shall be determined in accordance with sections 1.704-2(f) and (i)
of the Regulations. This subparagraph 2(a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph 2(a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

     (b)  Partner Minimum Gain Chargeback.  Except as otherwise provided in section 1.704-2(i)(4) of the Regulations, if there is a net decrease in
Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with section 1.704- 2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the
Partner Minimum Gain attributable to such Partner Nonrecourse Debt to the extent and in the manner required by section 1.704-2(i) of the Regulations.
The items to be so allocated shall be determined in accordance with sections
1.704-2(i)(4) and (j)(2) of the Regulations. This subparagraph 2(b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph 2(b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

     (c)  Qualified Income Offset.  In the event a Partner unexpectedly receives any adjustments, allocations, or distributions described in section
1.704-1(b)(2)(ii)(d)(4), (5), or (6) of the Regulations, and such Partner has an Adjusted Capital Account Deficit, items of Partnership income (including gross income) and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account
Deficit as quickly as possible as required by the Regulations. This subparagraph 2(c) is intended to constitute a "qualified income offset" under section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

     (d)  Other Chargeback of Impermissible Negative Capital Account.  To
the extent any Partner has an Adjusted Capital Account Deficit at the end of
any Partnership fiscal year, each such Partner shall be specially allocated items of Partnership income (including gross income) and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this paragraph 2(d) shall be made if and only to the extent that such
Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Exhibit B have been tentatively made as if this paragraph 2(d) were not in the Agreement.

     (e)  Nonrecourse Deductions.  Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

     (f)  Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions
for any fiscal year or other applicable period with respect to a Partner
Nonrecourse Debt shall be specially allocated to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt (as determined under sections 1.704-2(b)(4) and 1.704-2(i)(1) of the Regulations).

     (g)  Intent of Allocations.  The parties intend that the allocation provisions of this Exhibit B shall result in final Capital Account balances of the Partners that are in proportion to the Partners' respective Percentage
Interests, so that when liquidating distributions are made in accordance with such final Capital Account balances under Section 13.2A(3), such distributions will be made in proportion to the Partners' respective
Percentage Interests.  To the extent that such final Capital Account balances would not so reflect the provisions of this Exhibit B, income and loss of the
Partnership for the current year and future years, as computed for book purposes, shall be allocated among the Partners so as to result in final
Capital Account balances reflecting the provisions of this Exhibit B.  This subparagraph shall control notwithstanding any reallocation of income, loss, or items thereof, as computed for book purposes, by the Internal Revenue
Service or any other taxing authority.

     (h)  Section 754 Adjustment.  To the extent an adjustment to the adjusted tax basis of any asset of the Partnership pursuant to section 734(b)
of the Code or section 743(b) of the Code is required, pursuant to section
1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital
Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated among the Partners in a manner consistent with the manner in which each of their respective Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

3.   Tax Allocations.

     (a)  Items of Income or Loss.  Except as is otherwise provided in this
Exhibit B or in the Code and Regulations, an allocation of Partnership Net
Income or Net Loss to a Partner shall be treated as an allocation to such
Partner of the same share of each item of income, gain, loss, deduction, and item of tax-exempt income or Code section 705(a)(2)(B) expenditure (or item treated as such expenditure pursuant to Regulations section
1.704-1(b)(2)(iv)(i)) ("Tax Items") that is taken into account in computing
Net Income or Net Loss.  Tax Items with respect to Partnership property that is subject to Code section 704(c) and/or Regulations section
1.704-1(b)(2)(iv)(f) shall be allocated in accordance with Code section
704(c) and Regulations section 1.704-3.

     (b)  Section 1245/1250 Recapture.  To the extent not otherwise required by the Code or Regulations, if any portion of gain from the sale of
Partnership assets is treated as gain which is ordinary income by virtue of the application of Code section 1250 ("Affected Gain"), then such Affected
Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated.  This subparagraph 3(b) shall not alter the amount of Net
Income (or items thereof) allocated among the Partners, but merely the character of such Net Income (or items thereof).  For the purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net
Loss for such respective period.  Items governed by section 1.1245-1(e) of the Regulations shall be allocated in accordance with that section.

     (c)  Excess Nonrecourse Liability Safe Harbor.  Pursuant to Regulations
section 1.752-3(a)(3), solely for purposes of determining each Partner's proportionate share of the "excess nonrecourse liabilities" of the
Partnership (as defined in Regulations section 1.752-3(a)(3)), the Partners'
respective interest in the Partnership profits shall be determined in accordance with each Partner's Percentage Interest; provided, however, that each Partner who has contributed an asset to the Partnership shall be allocated, to the extent possible, a share of "excess nonrecourse liabilities" of the Partnership which results in such Partner's being allocated nonrecourse liabilities in an amount which is at least equal to the amount of income that would otherwise be realized by such Partner pursuant to section 731 of the Code in connection with the contribution of such asset to the Partnership or with any reduction in "section 704(c) minimum gain" with respect thereto prior to the end of the taxable year of the contribution (the
"Liability Shortfall"). In the event there is an insufficient amount of nonrecourse liabilities to allocate to each Partner an amount of nonrecourse liabilities equal to the Liability Shortfall, then an amount of nonrecourse liabilities in proportion to, and to the extent of, the Liability Shortfall shall be allocated to each Partner.

     (d)  References to Regulations.  Any reference in this Exhibit B or the
Agreement to a provision of proposed and/or temporary Regulations shall, in the event such provision is modified or renumbered, be deemed to refer to the successor provision as so modified or renumbered, but only to the extent such successor provision applies to the Partnership under the effective date rules applicable to such successor provision.

     (e)  Successor Partners.  For purposes of this Exhibit B, a transferee of a Partnership Interest shall be deemed to have been allocated the Net
Income, Net Loss, and other items of Partnership income, gain, loss, deduction, and credit allocable to the transferred Partnership Interest that previously have been allocated to the transferor Partner pursuant to this
Agreement.

                                                       Exhibit C

                                Florida Land

PROPERTY

1.   Century Village Administration Building
          100 Century Boulevard
          West Palm Beach, Florida

2.   The Land of the Presidents
          West Palm Beach, Florida

3.   Village Marina
          Griffin Road
          Dania Beach, Florida

4.   2 parcels located at the
          intersection of Palm Avenue
          and Miramar Boulevard
          Miramar, Florida

5.   Mobil Station
          2326 Okeechobee Boulevard
          West Palm Beach, Florida

6.   Partnership interests in Partnerships owning:

     (a)  Warehouse
          4560 SW 72nd Avenue
          Miami, Florida

     (b)  Warehouse
          1547 N. Florida Mang Road
          West Palm Beach, Florida

     (c)  Warehouse
          4555 SW 72nd Avenue
          Miami, Florida

                                                            Exhibit D

                        Form of Notice of Redemption

To:

CV GP L.P.
580 West Germantown Pike
Plymouth Meeting, PA  19462

1.   The undersigned (the "Redeeming Partner") hereby elects to redeem
______ OP Units, pursuant to Section 8.6 of that certain Second Amended and
Restated Agreement of Limited Partnership of Montgomery CV Realty L.P., dated as of ________, 1999, and entered into by and among CV GP L.P. ("CV GP"), a
Delaware limited liability company, and certain other parties set forth on
Exhibit A thereto (the "Partnership Agreement").  Capitalized terms used in this Notice of Redemption and not otherwise defined shall have the meanings given to such terms in the Partnership Agreement.

2.   The Redeeming Partner, intending that the Company, CV GP, L.P., their
Affiliates, and Montgomery CV Realty L.P. (the "Partnership") rely on the representations and warranties in this Notice of Redemption, hereby represents and warrants as follows:

(i) The Redeeming Partner is the registered holder of ______  OP Units evidenced by Certificate number(s) _______ enclosed with this Notice of
Redemption (the "Certificate"); (ii)  the Redeeming Partner is the sole legal and beneficial owner (with any exceptions noted below) of the OP Units evidenced by the Certificate, free and clear of  all liens, claims, encumbrances, restrictions, agreements or rights of third parties of any kind whatsoever ("Liens");  (iii)  the Redeeming Partner has full power and authority to execute this Certificate and redeem the OP Units to which it relates and this Certificate is enforceable against the Redeeming Partner in accordance with its terms.

[State exceptions to full legal and beneficial ownership of the OP Units by the Redeeming Partner, free and clear of Liens, if any:
_____________________________________________________________________________
_____________________________________________________________________________
__________________________________________________

3.   The Redeeming Partner understands that, upon receipt of this Notice by the Partnership,  General Partner may, in its sole and absolute discretion, elect (the "Payment Election") to assume directly and satisfy the Redemption
Right being exercised herewith either by paying to the Redeeming Partner the
Cash Amount or, with certain qualifications more fully detailed in the
Partnership Agreement, issuing to the Redeeming Partner the Shares Amount.

4.   In order for the General Partner to make an informed decision regarding the Payment Election, the Redeeming Partner hereby confirms, acknowledges, represents, and warrants that assuming the Redeeming Partner were to receive
Shares in lieu of the Cash Amount:

     (i)  the Redeeming Partner understands that, subject to certain registration rights in the Partnership Agreement, offer and sale of the
Shares are restricted under the Federal securities laws;

     (ii) the Redeeming Partner will not offer, sell, or otherwise transfer the Shares without registration under the Securities Act or an exemption therefrom and compliance with and any applicable state securities laws;

     (iii)  the Redeeming Partner is not domiciled in nor a resident of
California (nor is any direct or indirect owner of the Redeeming Partner domiciled in or a resident of California);

     (iv)  the Redeeming Partner is not a "benefit plan investor" within the meaning of 29 C.F.R. Section 2510.3-101;

     (v)  the Redeeming Partner is able to bear the economic risk attendant with the ownership of the Shares;

     (vi)  the Redeeming Partner agrees that the following legend or a substantially similar legend may be placed on the certificates representing the Shares and a stop transfer order may be placed with respect thereto:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, AND CAN NOT BE OFFERED OR SOLD EXCEPT
PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN
EXEMPTION FROM REGISTRATION UNDER SUCH ACT WHICH, IN THE OPINION OF COUNSEL
FOR THE HOLDER, IS AVAILABLE, WHICH COUNSEL AND OPINION ARE REASONABLY
SATISFACTORY TO COUNSEL FOR THIS CORPORATION.";

     (vii)  No provision of the Redeeming Partner's certificate of incorporation or by-laws, or of any agreement, instrument, or understanding to which the Redeeming Partner is a party or by which it is bound, has been or would be violated by the execution and delivery of this Notice of
Redemption or the transactions contemplated hereby, and all requisite corporate and other authorizations for such execution, delivery, performance, and satisfaction of this Notice of Redemption or the transactions contemplated hereby shall have been, at or prior to the delivery of this
Notice of Redemption, duly obtained;

     (viii) If the General Partner shall transfer Shares to the Redeeming
Partner in satisfaction of the Redemption Right and the Redeeming Partner
shall be entitled to include such Shares under a Registration Statement of the Company, the Redeeming Partner:

          [check whichever is applicable]

               ___  Does

               ___  Does Not

intend to offer and to sell the Shares received under such Registration
Statement and will provide such information and sign such documents as the
Company shall reasonably request with respect to inclusion of the sale of such Shares in such Registration Statement.

4.   If the General Partner elects to satisfy the Redemption Rights which are the subject of this Notice of Redemption by paying to the Redeeming
Partner the Shares Amount, please issue a certificate or certificates representing the Shares Amount such Redeeming Partner is entitled receive in the name of the Redeeming Partner.

5.   Please issue a new certificate of OP Unit ownership evidencing the number of OP Units owned by the Redeeming Partner subsequent to the redemption which is the subject of this Notice of Redemption.

6.   The Redeeming Partner hereby agrees to indemnify and save the General
Partner and its Affiliates harmless from and defend it from and against any and all demands, claims, actions, liabilities, losses, costs, damages or expenses whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever)
arising out of or based upon any inaccuracy or breach of any representation or warranty of the Redeeming Partner contained in this Notice of Redemption.

Dated: ______________

For Corporate, Partnership, Limited          For Individual Investors:
Liability Company, Trust, Employee
Benefit Plan or Other Entity Redeeming
Partner:

_______________________________              ______________________________
(Print Name of Entity)                        (Signature)

By:  ___________________________             Print Name: ___________________
       (Signature)

Print Name:  ____________________

Title:  _________________________

                                                            Exhibit E

                             Properties to Which
                      Section 7.1A(3)(a) Is Applicable

       Property                     Individuals                  Date
----------------------        ----------------------          --------
Chesterbrook Shopping         Paul Cohen                    July 31, 2002
Center                        Louis P. Meshon, Sr.

Woodbourne Square             Paul Cohen                    August 1, 2000
Shopping Center               Louis P. Meshon, Sr.

Rio Grande Shopping           Louis P. Meshon, Sr.          January 1, 2000
Center

The rights under Section 7.1A(3) and the final sentence of Section 10.1 granted to the persons listed on this Exhibit E shall terminate as to any such person when such person no longer owns, directly or indirectly (giving effect to the principles of section 267(c)(1) of the Code), any interest in the Partnership.

                                                       Exhibit F

                               Form of Letter

[Montgomery CV Realty] L.P.
580 West Germantown Pike
Plymouth Meeting, PA  19462

Kramont Operating Partnership, L.P.
580 West Germantown Pike
Plymouth Meeting, PA  19462

Gentlemen:

          This letter is being issued pursuant to Section 8.6A(i) of the
Second Amended and Restated Agreement of Limited Partnership (the
"Partnership Agreement") of Montgomery CV Realty L.P. (the "Partnership"),
dated as of ____________, 1999, under which the General Partner of the
Partnership has consented to reduce, from one year to ___ months, the period of time following which I, as a holder of OP Units, may elect to exercise the
Redemption right provided under Section 8.6A of the Partnership Agreement, on condition that I provide to the Partnership, the General Partner, and their respective Affiliates certain representations and indemnities relating to such consent.  (Unless otherwise indicated, all capitalized terms used herein shall have the same meaning as contained in the Partnership Agreement.)

          Accordingly, I hereby acknowledge that my exercise of the
Redemption Right pursuant to Section 8.6A of the Partnership Agreement is being undertaken with full knowledge and understanding of the income tax consequences of such exercise and that no representations or warranties have been or are being made to me with respect to my ability to maintain my tax basis in the property contributed by me to the Partnership or to avoid the recognition of gain and the incurrence of tax liability in connection with the structure or completion of any of the transactions contemplated by the
Partnership Agreement (including but not limited to the granting by the
General Partner of the consent referred to in the preceding paragraph).  I hereby agree that neither the Partnership, the General Partner, nor any of their respective Affiliates (including the Company), nor any of their respective general partners, limited partners, members, trustees, officers, directors, or employees shall have any liability or obligations in connection with any such occurrences and I hereby agree to protect, defend, indemnify, and hold harmless each of such Persons from and against any and all claims, demands, losses, expenses, and other damages (including without limitation taxes, fines and penalties, legal fees, and expenses) incurred by them, or any of them, as a result of any such liability or obligation or otherwise arising out of the reduction of such time period or such exercise.

                                        Very truly yours,